                                                                     Exhibit 3.1

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 12:30 PM 04/08/1999
                                                             991137670 - 2535465

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                            EARTHWATCH INCORPORATED

                             --------------------

          EarthWatch Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

          First: The name of the corporation is EarthWatch Incorporated.

          Second: The corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 21, 1995.

          Third: The Amended and Restated Certificate of Incorporation of this corporation has been duly adopted by the Board of Directors of the corporation in accordance with Sections 141, 242 and 245 of the General Corporation Law of the State of Delaware.

          Fourth: The Certificate of Incorporation as amended to date shall be amended and restated in full as follows:

                                       I

          The name of the Corporation is EarthWatch Incorporated (the "Corporation").
 -----------
                                      II

          The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle; and the registered agent at such address is The Corporation Trust Company.

                                      III

          The purposes for which the Corporation is organized and its powers are as follows:

          1. To engage in the transaction of all lawful business or pursue any other lawful purpose or purposes for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "DGCL").
                                                           ----

          2. To have, enjoy, and exercise all of the rights, powers, and privileges conferred upon corporations organized pursuant to Delaware law, whether now or hereafter in effect, and whether or not herein specifically mentioned.

                                      IV

          1. The Corporation is authorized to issue a total of One Hundred Forty-five Million (145,000,000) shares, which shall consist of (i) One Hundred Million (100,000,000) shares of common stock, par value of $0.001 per share ("Common Stock"), and (ii) Forty-five Million (45,000,000) shares of preferred stock, with a par value of $0.001 per share. Effective as of the time this Amended and Restated Certificate of Incorporation (the "Restated Certificate")
                                                        --------------------
is filed with the Secretary of State of the State of Delaware (the "Effective
                                                                    ---------
Time"), each share of the Corporation's Common Stock, par value $0.001, issued
----
and outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the respective holders thereof, be reclassified into .210 shares of 8.5% Cumulative Convertible Redeemable Preferred Stock Due 2009, Series C, par value $0.001, as described herein (the "Series C Preferred Stock"); each share of the Corporation's Series A Preferred
 ------------------------
Stock, par value $0.001, issued and outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the respective holders thereof, be reclassified into .441 shares of Series C Preferred Stock; each share of the Corporation's Series B Preferred Stock, par value $0.001, issued and outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the respective holders thereof, be reclassified into .441 shares of Series C Preferred Stock, each share of the Corporation's Series C Preferred Stock par value $0.001, issued and outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the respective holders thereof, be reclassified into .441 shares of Series C Preferred Stock, and each share of the Corporation's Series D Preferred Stock, par value $0.001, issued and outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the respective holders thereof, be converted into .441 shares of Series C Preferred Stock; provided, however, the Corporation shall issue no fractional shares of such Series C Preferred Stock, but shall instead pay to any stockholder who would be entitled to receive a fractional share as a result of the actions set forth herein a sum in cash equal to the fair market value of such fractional share.

          The designations, powers, preferences and relative participating, optional or other special rights and the qualifications, limitations and restrictions thereof in respect of the capital stock of the Corporation are as follows:

          Cumulative voting in the election of directors of the Corporation shall not be permitted.

COMMON STOCK

          Each holder of record of shares of Common Stock shall be entitled to vote at all meetings of the stockholders and shall have one vote for each share held by such holder of record.

          Subject to the prior rights of the holders of all classes or series of stock at the time outstanding having prior rights as to dividends, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation (the "Board of Directors"), out of the
                                                ------------------
assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

          Subject to the prior rights of creditors of the Corporation and the holders of all classes or series of stock at the time outstanding having prior rights as to distributions upon liquidation, dissolution or winding up of the Corporation, in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of shares of Common Stock shall be entitled to receive their ratable and proportionate share of the remaining assets of the Corporation.

PREFERRED STOCK

          The Board of Directors is hereby expressly authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a Restated Certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number
      ---------------------------
of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated in such resolution providing for the issuance of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware

          The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other Series at any time outstanding.

          A.   Designation of Series and Number of Shares. Three series of
               ------------------------------------------
Preferred Stock are created hereby: Ten Million (10,000,000) shares of 7% Cumulative Convertible Redeemable Preferred Stock Due 2009, Series A, par value $0.001 per share (the "Series A Preferred Stock"); (ii) Ten Million (10,000,000)
                       ------------------------
shares of 7% Cumulative Convertible Redeemable Preferred Stock Due 2009,
Series B, par value $0.001 per share (the "Series B Preferred Stock"); and (iii) Twenty-five Million (25,000,000) shares of Series C Preferred Stock. The shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock may be referred to collectively as the "Preferred Stock." All series of
                                              ---------------
Preferred Stock in existence prior to the Effective Time shall no longer exist as of and following the Effective Time, and all outstanding shares thereof as of immediately prior to the Effective Time shall be converted as of the Effective Time into shares of Series C Preferred Stock as provided for above. All Shares of Preferred Stock shall be fully paid and nonassesable.

          B.   Rights, & Preferences and Restrictions of the Series A Preferred
               ----------------------------------------------------------------
Stock. The Series A Preferred Stock shall have the voting, preferences and
-----
relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof as follows:

          1.   Designation.  The series of preferred stock established hereby
               -----------
shall be designated the "7% Cumulative Convertible Redeemable Preferred Stock due 2009, Series A" (and shall be referred to herein as the "Series A Preferred
                                                             ------------------
Stock") and the authorized number of shares of Series A Preferred Stock shall be
-----
Ten Million (10,000,000) shares.

          2.   Rank. The Series A Preferred Stock shall, with respect to
               ----
dividend distributions and distributions upon the voluntary or involuntary liquidation, winding up and dissolution of the Corporation, rank (i) senior to all classes of Common Stock of the Corporation and each other class of capital stock or series of preferred stock hereafter created which is not Senior Stock or Parity Stock (such other class or series, including the Series C Preferred Stock, being referred to herein as "Junior Stock"), (ii) pari passu with any
                                    ------------
Parity Stock and (iii) junior to any Senior Stock.

          3.   Dividends.
               ----------

          (a) Beginning on the Original Issue Date and ending on the third anniversary of the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999, the Holders shall be entitled to receive, whether or not dividends are declared by the Board out of funds of the Corporation, cumulative preferential dividends from the Original Issue Date of the Series A Preferred Stock at an annual rate equal to 7% (the "Dividend Rate")
                                                                 -------------
of the Liquidation Preference in effect from time to time and no more. During such period, dividends may be paid, at the Corporation's option, in cash or by the issuance of additional shares of Series A Preferred Stock (including fractional shares) having an aggregate Liquidation Preference equal to the amount of such dividends. The issuance of such additional shares of Series A Preferred Stock will constitute "payment" of the related dividend for all purposes of the Certificate of Designations; provided, however, that, the
                                             --------  -------
Corporation shall pay the same form of dividends and in the same proportion (i.e., either cash or additional shares, as the case may be, at its sole discretion) hereunder, to the extent it pays dividends, on each Dividend Payment Date on each of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

          (b) Beginning on the first day after the third anniversary of the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999, the Holders shall be entitled to receive, when, as and if declared by the Board, but only out of funds legally available therefor, distributions in the form of cash dividends on each share of Series A Preferred Stock at an annual rate equal to 7% of the Liquidation Preference in effect from time to time and no more.

          (c) All dividends shall be cumulative, whether or not declared, on a daily basis from the Original Issue Date and shall be payable quarterly in arrears on each Dividend Payment Date commencing on June 30, 1999. Each dividend shall be payable with respect to Series A Preferred Stock held by Holders of record as they appear on the stock books of the Corporation on each Dividend Record Date. Dividends shall cease to accumulate in respect of shares of Series A Preferred Stock on the Redemption Date of such shares.

          (d) Dividends payable under subsection (a) above on the Series A Preferred Stock will accrue whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate.

          (e) If any dividend payable on any Dividend Payment Date under subsection (b) above is not declared or paid in full in cash on such Dividend Payment Date then, to the extent of legally available funds therefor, the Liquidation Preference of each share shall be increased on such Dividend

Payment Date by an amount (the "Accrued Dividend Amount") equal to the product
                                -----------------------
of (A) the amount payable as dividends on such share on such Dividend Payment Date that is not paid in cash divided by the total amount payable as dividends on such share on such Dividend Payment Date, and (B) one-quarter (or, if the Original Issue Date was less than 90 days prior to the applicable Dividend Payment Date, a fraction the numerator of which is the number of days elapsed from the Original Issue Date to the applicable Dividend Payment Date and the denominator of which is 360) of the Accrued Dividend Rate times the then Liquidation Preference. The amount of the dividend otherwise payable in cash that is so added to the Liquidation Preference shall be deemed for all purposes to have been paid in full in cash, shall not be deemed to be arrearages or in arrears and shall not accumulate. In the event that the Board of the Corporation determines that any portion of the Accrued Dividend Amount may not be so added to the Liquidation Preference because of the lack of legally available funds therefor (such portion, the "Default Dividends"), the Corporation shall give
                             -----------------
notice thereof to the Holders of record as of the applicable Dividend Payment Date within twenty (20) Business Days after such Dividend Payment Date and any portion of the Accrued Dividend Amount not so added to the Liquidation Preference because of the lack of legally available funds therefor shall be accumulated and payable in cash. Any Default Dividends shall thereafter accrue dividends at an annual rate equal to the Accrued Dividend Rate. Any such determination by the Board shall be final and binding on all Holders. Except as expressly stated above, no amounts shall accrue or be payable in respect of any dividend payment on the Series A Preferred Stock which may be in arrears.

          (f) Dividends on account of arrears for any past Dividend Period (including without limitation any Default Dividends, but not including any Accrued Dividend Amounts) may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of record on such date, not more than forty-five (45) days prior to the payment thereof, as may be fixed by the Board.

          (g) So long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any Junior Stock or make any payment on account of, or set apart for payment money for a sinking or other similar find for, the purchase, redemption or other retirement of, any Junior Stock, or any warrants, rights, calls or options exercisable for any Junior Stock or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than dividends, payments, purchases, acquisitions, redemptions, retirements or distributions in Junior Stock) and shall not permit any Subsidiary of the Corporation directly or indirectly to do any of the same in respect of such

Junior Stock (other than dividends, payments, purchases, acquisitions, redemptions, retirements or distributions in Junior Stock) unless and until all
                                                           ------
accumulated and unpaid dividends on the Series A Preferred Stock have been paid in full, and the Corporation is not in default of any of its obligations under
Section 5.

          (h) Unless and until all dividend arrearages on the Series A Preferred Stock have been paid in full, all dividends declared by the Corporation upon shares of Series A Preferred Stock or Parity Stock shall be declared pro rata with respect to all shares of Series A Preferred Stock and Parity Stock then outstanding so that the amounts of any dividends declared per share on the Series A Preferred Stock and such Parity Stock bear the same ratio to each other at the time of declaration as all accrued and unpaid dividends on the Series A Preferred Stock and the Parity Stock bear to each other.

          (i) The Corporation shall take all actions required or permitted under the DGCL to permit the payment of dividends on the Series A Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with the DGCL, to make or keep funds legally available for the payment of dividends.

          (j) Dividends payable on the Series A Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

          4.   Liquidation Preference.
               -----------------------

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the Holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the then Liquidation Preference, for each share outstanding, plus an amount in cash equal to accumulated and unpaid dividends thereon (including without limitation Default Dividends) to the date fixed for liquidation, dissolution or winding up, and no more, before any payment shall be made or any assets distributed to the holders of any Junior Stock, provided, however, that the Holders of the Series A Preferred Stock shall
       --------  -------
not be entitled to receive any amount upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation until the holders of any Senior Stock shall have received all amounts and distributions to which they are entitled thereupon. Except as provided in the preceding sentence, Holders of Series A Preferred Stock shall not be entitled to any distribution in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series A Preferred Stock and any Parity Stock, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amounts which would be payable on such distribution if the amount to which the holders of outstanding shares of Series A Preferred Stock and any Parity Stock are entitled were paid in full.

          (b) For the purposes of this Section 4, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more corporations shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

          5.   Mandatory Redemption. The Corporation shall redeem on March 31,
               --------------------
2009 (the "Redemption Date"), from any source of funds legally available
           ---------------
therefor, all outstanding shares of Series A Preferred Stock at a redemption price per share equal to the then Liquidation Preference per share (the "Mandatory Redemption Price"), plus an amount in cash equal to all accumulated
 --------------------------
and unpaid dividends per share (including an amount in cash equal to a prorated dividend for any partial Dividend Period). The Corporation will not be required to make sinking fund payments with respect to the Series A Preferred Stock. The Series A Preferred Stock shall not be redeemable at the option of the Corporation prior to the Redemption Date.

     6.   Conversion.
          ----------

     (a)  Optional Conversion. Except as set forth in Section 6(c) below, upon
          -------------------
and following the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 and until the third anniversary of the earlier to occur of (i) and (ii), the Holder of each share of Series A Preferred Stock shall have the right, at the option of such Holder, to convert such shares into shares of Common Stock, on and subject to the terms and conditions hereinafter set forth. Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall be convertible into such number (calculated as to each conversion to the nearest 1/100th of a share) of fully paid and nonassessable shares of Common Stock as is obtained by dividing
(i) the sum of the then Liquidation Preference plus the amount of accumulated and unpaid dividends thereon, including the amount of any Default Dividends and any dividends accumulated thereon by (ii) the Conversion Price, both as in effect at the date any share or shares of Series A Preferred

Stock are surrendered for conversion. The Series A Preferred Stock shall not be convertible prior to the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 or after the third anniversary of the earlier to occur of (i) and (ii).

     (b)  Conversion Procedure.
          --------------------

          (i) In order to exercise the conversion privilege, the Holder of any shares of Series A Preferred Stock to be converted in whole or in part shall surrender the certificate representing such shares of Series A Preferred Stock (the "Series A Preferred Stock Certificate") at the office
                           ------------------------------------
     or agency then maintained by the Corporation for the transfer of the Series A Preferred Stock, and shall give written notice of conversion in the form provided on the Series A Preferred Stock Certificate (or such other notice which is acceptable to the Corporation) to the Corporation at such office or agency that the Holder elects to convert such shares of Series A Preferred Stock represented by the Series A Preferred Stock Certificate so surrendered or the portion thereof specified in said notice into shares of Common Stock. Such notice shall also state the name or names (with addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable upon such conversion shall be issued, and shall be accompanied by transfer taxes, if required. Each Series A Preferred Stock Certificate surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Series A Preferred Stock Certificate, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Corporation duly executed by, the Holder or such Holder's duly authorized attorney.

          (ii) As promptly as practicable after the surrender of such Series A Preferred Stock Certificate and the receipt of such notice and funds, if any, as aforesaid, the Corporation shall issue and shall deliver at such office or agency to such Holder, or on his written order, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock represented by the Series A Preferred Stock Certificate so surrendered or portion thereof in accordance with the provisions of this Section 6. In case less than all of the shares of Series A Preferred Stock represented by a Series A Preferred Stock Certificate surrendered for conversion are to be converted, the Corporation shall deliver to or upon the written order of the Holder of such Series A Preferred Stock Certificate a new Series A Preferred Stock Certificate representing the shares of

     Series A Preferred Stock not converted. If a Holder fails to notify the Corporation of the number of shares of Series A Preferred Stock which such Holder wishes to convert, such Holder shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion.

          (iii) Each conversion shall be deemed to have been effected on the date on which such Series A Preferred Stock Certificate shall have been surrendered and such notice shall have been received by the Corporation, as aforesaid, and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that the person effecting any such
                          --------  -------
     surrender on any date when the stock books of the Corporation shall be closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock books are open, but such conversion shall be at the Conversion Price as in effect on the date upon which such Series A Preferred Stock Certificate shall have been surrendered.

          (iv) All shares of Series A Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease, except only the right of the Holders thereof, subject to the provisions of this Section 6, to receive shares of Common Stock in exchange therefor.

          (v) No payments or adjustments in respect of dividends on shares of Series A Preferred Stock surrendered for conversion (except as expressly provided herein in the case of Default Dividends) or on account of any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Series A Preferred Stock.

     (c)  Automatic Conversion. Upon and following the earlier to occur of (i)
          --------------------
receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 and until the third anniversary of the earlier to occur of (i) and (ii), upon the earlier to occur of (1) an Initial Public Offering, the public offering price of which is at least $35,000,000 in the aggregate and (2) the listing of the Common Stock on the New York Stock Exchange, Inc. or the American Stock Exchange, Inc, or the trading of the Common Stock on the Nasdaq National Market ("NASDAQ"), if
                                                                   ------
the Market Price

(as hereinafter defined) of the Common Stock shall on any day be at a level such that, if all the outstanding shares of Series A Preferred Stock were converted into the number of shares of Common Stock into which such Series A Preferred Stock is convertible pursuant to this Section 6, and such shares of Common Stock were then sold at the Market Price, the proceeds of such sale would exceed by at least 20% the amount determined by multiplying the number of outstanding shares of Series A Preferred Stock by the Conversion Price (which amount shall be subject to equitable adjustment wherever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Preferred Stock), then all outstanding shares of Series A Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such shares are convertible pursuant to this Section 6 as of immediately prior to the occurrence of such event, without further action by the Holders and whether or not the certificates representing such shares are surrendered to the Corporation or its Transfer Agent for the Common Stock, provided that all declared and unpaid dividends on such shares of Series A Preferred Stock shall first have been paid in full. The "Market Price" of the Common Stock shall be
                                   ------------
the average of the reported last sales prices on an exchange or on NASDAQ for the Common Stock on each of the twenty (20) preceding Trading Days on which a reported sale of the Common Stock took place. The Series A Preferred Stock shall not be automatically converted pursuant to this Section 6(c) prior to the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 or after the third anniversary of the earlier to occur of (i) and (ii).

     (d)  Adjustment of Conversion Price. The Conversion Price at which a share
          ------------------------------
of Series A Preferred Stock is convertible into Common Stock shall be subject to adjustment from time to time as follows:

           (i)  [Intentionally omitted.]

           (ii) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue, shares of Common Stock or securities convertible or exercisable into shares of Common Stock or rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock (including without limitation shares, securities or rights or warrants issued in connection with the High Yield Financing or the issuance or exercise of options pursuant to the New Equity Plan (and related agreements)), the Conversion Price in effect at the close of business on the date fixed for the determination of stockholders entitled to receive such securities, rights or warrants or for such issuance shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of Fully-Diluted Shares represented by shares of Series C Preferred Stock and Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be such number of Fully Diluted Shares plus the number of shares of Common Stock so issued, offered for subscription or purchase or issuable upon conversion or exercise of the securities included in such issuance, dividend or other distribution, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for such determination or for such issuance; provided, however, that no such adjustment shall be made
                    --------  -------
          upon (A) the issuance and sale and subscription for and purchase of 714,286 shares of Series C Preferred Stock by Ball Technologies Holdings Corp. on the terms and conditions set forth in the Recap Agreement; (B) the issuance of shares of Series C Preferred Stock to all holders thereof as payment of a dividend in accordance with
          Section 3(a) of the Series C Preferred Stock Certificate of Designations; (C) the issuance of shares of Common Stock upon conversion of shares of Preferred Stock; or (D) the issuance of shares of Common Stock or Series C Preferred Stock, or securities convertible or exercisable into shares of Common Stock or Series C Preferred Stock, in connection with (1) the exercise of options pursuant to the Existing Stock Option Plan, (2) the exercise of the Odetics Warrant,
          (3) the Waterstone Agreement or (4) the conversion or exercise of any other convertible or derivative security the grant or issuance of which security previously resulted in a reduction of the Conversion Price hereunder ((A) through (D), collectively, the "Dilution Exceptions"). Notwithstanding anything in this subparagraph (ii) to the contrary, the following sentence (and not the previous sentence) shall apply at any time after successful launch and commercially viable operation, for a period of 60 consecutive days, of QuickBird 1, or any successor to such satellite. In case the Corporation shall issue shares of Common Stock, or securities convertible or exercisable into shares of Common Stock or rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock, at a price per share less than the current Conversion Price on the date fixed for such issuance (except for any such issuance qualifying as a Dilution Exception), the Conversion Price in effect at the close of business on the date fixed for such issuance shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of Fully-Diluted Shares represented by shares of Series C Preferred Stock and Common Stock outstanding at the close of business on the day immediately preceding the date fixed for such issuance plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so issued, offered for subscription or purchase or issuable upon conversion or exercise of the securities so issued would purchase at such Conversion Price and the denominator shall be such number of Fully-Diluted Shares at the close of business on the day immediately preceding the date fixed for such issuance plus the total number of shares of Common Stock so issued, offered for subscription or purchase or issuable upon conversion or exercise of the securities so issued, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for such issuance. For the purposes of this subparagraph (ii), the number of Fully-Diluted Shares at any time shall not include shares held in the treasury of the Corporation. The Corporation shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Corporation. For purposes of this subparagraph (ii), the issuance of rights or warrants to subscribe for or purchase stock or securities convertible or exchangeable into shares of Common Stock shall be deemed to be the issuance of rights or warrants to purchase the shares of Common Stock into which such stock or securities are convertible or exercisable. In case any securities or rights or warrants referred to in this subparagraph (ii) in respect of which an adjustment shall have been made shall expire unexercised within forty-five (45) days after the same shall have been distributed or issued by the Corporation, the Conversion Price shall be readjusted at the time of such expiration to the Conversion Price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

               (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the close of business on the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the close of business on the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately prior to the opening of business on the day following the day upon which such subdivision or combination becomes effective.

               (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of record of its Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any securities or rights or warrants referred to in subparagraph (ii) of this Section 6(d), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in subparagraph (i) of this
          Section 6(d)), the Conversion Price shall be reduced so that such price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (iv) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (vii) of this Section 6(d)) of the Common Stock on the Reference Date less the fair market value (as determined in good faith by the Board, whose good faith determination shall be conclusive and described in a resolution of the Board), on the Reference Date, of such number or amount of the evidences of indebtedness, shares of capital stock, cash and assets that is so distributed to a holder of one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective on the later to occur of (x) immediately prior to the opening of business on the day following the Reference Date and (y) the time at which such dividend or other distribution is unconditionally declared by the Board of the Corporation. For purposes of this subparagraph (iv), any dividend or distribution that includes (but is not limited to) shares of Common Stock, securities convertible or exchangeable into Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, cash, assets or shares of capital stock other than such shares of Common Stock, such securities convertible or exchangeable into Common Stock or such rights or warrants (so that any Conversion Price reduction required by this subparagraph (iv) is made) immediately followed by (2) a dividend or distribution of such shares of Common Stock, such securities convertible or exchangeable into Common Stock or such rights or warrants (so that there is made any further Conversion Price reduction required by subparagraph (i) or
          (ii) of this Section 6(d), except (A) the Reference Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such securities, rights or warrants or for such issuance" and "the date fixed for such determination" within the meaning of subparagraphs (i) and (ii) of this Section 6(d) and (B) any shares of Common Stock included in such dividend or distribution shall not be included in the "number of Fully-Diluted Shares represented by shares of Series C Preferred Stock and Common Stock outstanding at the close of business on the date fixed for such determination" within the meaning of subparagraph (i) of this Section 6(d)). In case any dividend or other distribution referred to in this subparagraph (iv)) in respect of which an adjustment shall have been made shall not be paid or otherwise distributed on the date fixed therefor (as determined in good faith by the Board of the Corporation whose good faith determination shall be conclusive), the Conversion Price shall be readjusted to the Conversion Price that would have been in effect if no adjustment had been made on account of such dividend or other distribution. In the event that any shares of Series A Preferred Stock shall be converted on or after the time at which any adjustment to the Conversion Price becomes effective pursuant to this subparagraph (iv) in respect of any dividend or other distribution, no portion of such dividend or other distribution shall be paid or distributed (and if so paid or distributed shall not be retained by any person) in respect of any shares of Common Stock issued upon conversion thereof, notwithstanding that the date fixed for the determination of stockholders entitled to receive such dividend or other distribution may occur on or after the date such adjustment becomes effective.

               (v) In case the Corporation shall pay or make a dividend or other distribution to holders of record of its Common Stock exclusively in cash, the Conversion Price shall be reduced so that such price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (v) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (vii) of this Section 6(d)) of the Common Stock on the Reference Date less the amount of cash so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective on the later to occur of (x) immediately prior to the opening of business on the day following the Reference Date and (y) the time at which such dividend or other distribution is unconditionally declared by the Board of the Corporation. In case any dividend or other distribution referred to in this subparagraph (v) in respect of which an adjustment shall have been made shall not be paid or otherwise distributed on the date fixed therefor (as determined in good faith by the Board of the Corporation whose good faith determination shall be conclusive), the Conversion Price shall be readjusted to the Conversion Price that would have been in effect if no adjustment had been made on account of such dividend or other distribution. In the event that any shares of Series A Preferred Stock shall be converted on or after the time at which any adjustment to the Conversion Price becomes effective pursuant to this subparagraph in respect of any dividend or other distribution, no portion of such dividend or other distribution shall be paid or distributed (and if so paid or distributed shall not be retained by any person) in respect of any shares of Common Stock issued upon conversion thereof, notwithstanding that the date fixed for the determination of stockholders entitled to receive such dividend or other distribution may occur on or after the date such adjustment becomes effective.

               (vi) If any Fundamental Change shall occur, then, as a condition of such Fundamental Change, lawful and adequate provisions shall be made whereby each Holder of a share or shares of Series A Preferred Stock shall have the right to receive, upon the basis and upon the terms and conditions specified herein, in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such share or shares of Series A Preferred Stock such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for such number and class of shares of Common Stock issuable upon conversion of the Series A Preferred Stock immediately prior to the occurrence of the Fundamental Change. In the case of any Fundamental Change, appropriate provision shall be made with respect to the rights and interests of the Holders to the end that the provisions hereof (including without limitation provisions for adjustment of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of any conversion rights hereunder.

               (vii) For the purpose of any computation under subparagraphs (iv) and (v), the current market price per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices for the five (5) consecutive Trading Days prior to and including the date in question; provided, however, that (1) if the
                                          --------  -------
          "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to subparagraph (i), (ii),
          (iii), (iv), (v) or (vi) above ("Other Event") occurs after the fifth
                                           -----------
          Trading Day prior to the day
          in question and prior to the "ex" date for the issuance or distribution requiring such computation (the "Current Event"), the
                                                        -------------
          Closing Price for each Trading Day prior to the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event, (2) if the "ex" date for any Other Event occurs after the "ex" date for the Current Event and on or prior to the date in question, the Closing Price for each Trading Day on and after the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event, (3) if the "ex" date for any Other Event occurs on the "ex" date for the Current Event, one of those events shall be deemed for purposes of determining which of clauses (1) and (2) of this proviso to apply to have an "ex" date occurring prior to the "ex" date for the other event but in applying such clause the actual "ex" date of the other event shall be utilized, and (4) if the "ex" date for the Current Event is on or prior to the date in question, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted after taking into account any adjustment required pursuant to clause (2) of this proviso, by adding thereto the amount of any cash and the fair market value on the date in question (as determined in good faith by the Board in a manner consistent with any determination of such value for purposes of paragraph (iv) or (v) of this Section 6(d), whose determination shall be conclusive and described in a resolution of the Board) of such number or amount of the securities, rights, warrants, evidences of indebtedness, shares of capital stock or assets being distributed to a holder of one share of Common
          Stock. For purposes of this subparagraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective.

               (viii) In case a tender or exchange offer made by the Corporation or any Subsidiary of the Corporation for all or any portion of the Corporation's Common Stock shall expire and result in the acquisition by the Corporation of shares of Common Stock pursuant thereto and such tender or exchange offer shall involve the payment by the Corporation or such Subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board, whose good faith determination shall be conclusive and described in a resolution of the Board) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant
                     ---------------
          to such tender or exchange offer (as it shall have been amended) that exceeds the current market price per share of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that such price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (viii) by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the current market price per share of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of
          (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders as a result of the Corporation's or Subsidiary's acceptance (up to any maximum specified in the terms of the tender or exchange offer) of shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares so accepted, up to any such maximum, being referred to as the "Purchased
                                                                      ---------
          Shares") and (y) the product of the number of shares of Common Stock
          ------
          outstanding (less any Purchased Shares) at the Expiration Time and the current market price per share of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. For the purpose of any computation under this subparagraph (viii) of this Section 6(d), the current market price per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices for such date in question and the next two (2) succeeding Trading Days; provided,
                                                                    --------
          however, that if the "ex" date for any Other Event occurs after the
          -------
          Expiration Time for the tender or exchange offer requiring such computation and on or prior to the second Trading Day following the date in question, the Closing Price for each Trading Day on after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event.

          (e)  Conversion Price Adjustment Deferred. Notwithstanding the
               ------------------------------------
     foregoing provisions of this Section 6, (i) no adjustment in the number of shares of Common Stock into which any share of Series A Preferred Stock is convertible shall be required unless such adjustment would require an increase or decrease in such number of shares of at least 1% and (ii) no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease in the Conversion Price of at least $.01 per share; provided, however,that any adjustments which by reason of
                     --------  -------
     this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

          (f)  Adjustment Report. Whenever any adjustment is required in the
               -----------------
     Conversion Price or the shares into which any share of Series A Preferred Stock is convertible, the Corporation shall forthwith (i) file with each office or agency then maintained by the Corporation for the transfer of the Series A Preferred Stock a statement describing in reasonable detail the adjustment and the method of calculation used and (ii) cause a notice of such adjustment, setting forth the adjusted Conversion Price and the calculation thereof to be mailed to the Holders of record of shares of Series A Preferred Stock at their respective addresses as shown on the stock books of the Corporation. The certificate of any independent firm of public accountants of recognized standing selected by the Board certifying to the Board the correctness of any computation under this Section 6 shall be evidence of the correctness of such computation.

          (g)  Notice of Certain Events. In the event that:
               ------------------------

               (i) the Corporation shall take action to make any distribution to the holders of its Common Stock;

               (ii) the Corporation shall take action to offer for subscription pro rata to the holders of its Common Stock any securities of any kind;

               (iii) the Corporation shall take action to accomplish any capital reorganization, reclassification of the capital stock of the Corporation (other than a subdivision, split or combination of its Common Stock), consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or sale or transfer of all or substantially all of the assets of the Corporation; or

               (iv) the Corporation shall take any action to accomplish a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

     then the Corporation shall (A) in case of any such distribution or subscription rights, at least twenty (20) days prior to the date or expected date on which the stock books of the Corporation shall close or a record shall be taken for the determination of holders entitled to such distribution or subscription rights, and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, at least twenty (20) days prior to the date or expected date when the same shall be consummated, cause written notice thereof to be mailed to each Holder of shares of Series A Preferred Stock at his address as shown on the stock books of the Corporation. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such distribution or subscription rights, the date or expected date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date or expected date on which the holders of Common
     Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, as the case may be.

          (h)  Common Stock. For the purposes of this Section 6, the term
               ------------
     "Common Stock" shall mean (i) the Common Stock or (ii) any other class of stock resulting from successive changes or reclassifications, of such Common Stock consisting solely of changes in par value or from no par value to par value, or from par value to no par value. In the event that at any time as a result of an adjustment made pursuant to the provisions of
     Section 6(d), the Holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the number of such other shares so receivable upon conversion of any share of Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 6(d), and the other provisions of this Section 6 with respect to the Common Stock shall apply on like terms to any such other shares.

          (i)  Fractional Shares. The Corporation shall not be required to issue
               -----------------
     fractional shares of Common Stock upon the conversion of any Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon the conversion of any shares of Series A Preferred Stock, the Corporation may pay, in lieu thereof, in cash the Closing Price thereof as of the Business Day immediately preceding the date of such conversion.

          (j)  Reservation of Shares. The Corporation shall at all times reserve
               ---------------------
     and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion or redemption of the shares of Series A Preferred Stock, such number of its duly authorized shares of Common Stock (or treasury shares as provided below) as shall from time to time be sufficient for the conversion of all outstanding shares of Series A Preferred Stock into Common Stock at any time. The Corporation shall, from time to time and in accordance with the DGCL, cause the authorized number of shares of Common Stock to be increased if the aggregate of the number of authorized shares of Common Stock remaining unissued and the issued shares of such Common Stock reserved for issuance in any other connection shall not be sufficient for the conversion of all outstanding shares of Series A Preferred Stock into Common Stock at any time.

          (k)  Additional Conversion Price Adjustments. The Corporation may make
               ---------------------------------------
     such reductions in the Conversion Price, in addition to those required by
     Section 6(d), as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period and the Board of the Corporation shall have made a determination that such reduction would be in the best interest of the Corporation, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Corporation shall mail to Holders of record of the Series A Preferred Stock a notice of the reduction at least fifteen (15) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect.

          7.   Voting Rights.
               -------------

          (a) Upon and following the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999, for so long as any shares of the Series A Preferred Stock are outstanding, each share of Series A Preferred Stock shall entitle the Holder thereof to notice of and to vote, in person or by proxy, at any special or annual meeting of stockholders, on all matters entitled to be voted on by holders of Common Stock and any other series or class of Voting Stock (as defined in Section 7(b)) voting together as a single class with all other shares entitled to vote thereon. With respect to any such vote, each share of Series A Preferred Stock shall entitle the Holder thereof to cast a number of votes equal to the product of (A) the A Vote Ratio and (B) the number of votes that such Holder would be entitled to cast had such Holder converted such share of Series A Preferred Stock into shares of Common Stock as of the record date for determining the stockholders of the Corporation eligible to vote on any such matters (regardless of whether such shares of Series A Preferred Stock are actually then convertible). Prior to the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999, no Holder of shares of Series A Preferred Stock shall be entitled to vote hereunder.

          (b)  The term "Voting Stock" means any class or classes of capital
                         ------------
     stock, or securities convertible into or exchangeable for any class of capital stock of the Corporation pursuant to which the holders thereof have the general power under ordinary circumstances to vote with respect to the election of at least a majority of the Board, irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

          (c) Upon and following the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999, for so long as any shares of the Series A Preferred Stock are outstanding and held of record by any Initial Holder, the Initial Holders which at that time hold of record at least a majority of the outstanding shares of Series A Preferred Stock then held by all Initial Holders shall have the right to elect two Directors to the Board. Prior to the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999, the Initial Holders shall have the right to elect two Directors to the Board, none of which must be an Independent Director. The Initial Holders shall have the right to transfer, at their sole discretion, in whole or in part, their right to elect Directors under this Section 7(c) to their Permitted Transferees (such Permitted Transferees, the "Special Permitted
                                                             -----------------
     Transferee"); in such event, and solely with respect to the right to elect
     ----------
     the specific number of Directors so transferred, the term "Initial Holder" in the two preceding sentences shall be replaced everywhere it appears with the term "Special Permitted Transferee." In no event shall the Initial Holders and their Special Permitted Transferees have the right hereunder to elect, in the aggregate, more than two Directors to the Board. The Initial Holders and their Special Permitted Transferees may choose to leave vacant for any period of time any seat on the Board to which they have the right to elect a Director pursuant to this Section 7(c).

          (d) So long as any shares of Series A Preferred Stock are outstanding and held of record by any Initial Holder or its Permitted Transferees, in addition to any vote or consent of the Board required by law or by the Corporation's Certificate of Incorporation, the affirmative vote or consent of a majority of the Directors elected by the Initial Holders or their Permitted Transferees pursuant to Section 7(c) above shall be necessary for effecting or validating:

               (i) the amendment of the Certificate of Incorporation, Bylaws or other organizational documents of the Corporation, including any and all certificates of designations of any series of preferred stock of the Company, or the amendment, termination or waiver of any provision under the Recap Agreement or the Stockholders' Agreement,

               (ii) other than with respect to shares of Series C Preferred Stock, securities convertible or exercisable into shares of Series C Preferred Stock or rights or warrants entitling the holders thereof to subscribe for and purchase shares of Series C Preferred Stock issued in connection with the High-Yield Financing, shares of Common Stock and Preferred Stock issued pursuant to the Recap Agreement (including any shares reclassified upon filing of the Amended and Restated Certificate of Incorporation of the Company and conversion of any shares issued in accordance with the Recap Agreement or reclassified upon filing of the Amended and Restated Certificate of Incorporation of the Company) and shares of Common Stock issued in connection with an Initial Public Offering or the issuance of securities pursuant to the Waterstone Agreement or the exercise of the Odetics Warrant or the exercise of options pursuant to the Existing Stock Option Plan (and related agreements) or the grant or exercise of options pursuant to the New Equity Plan (and related agreements), such grant or exercise under the New Equity Plan, together with all prior grants or exercises under the New Equity Plan since the Closing Date, representing in the aggregate no more than 15% of the Fully-Diluted Shares as of the Closing Date, the issuance, delivery or sale of any shares or equity interests, or any options, warrants, conversion or other rights to purchase any such shares or equity interests, or any securities convertible into or exchangeable for such shares or equity interests, or the issuance of any other security in respect of or in lieu of or in substitution for shares or equity interests, or the entry into any agreements restricting the transfer of, or affecting the rights of holders of shares or equity interests, the granting of any preemptive or anti-dilutive rights to any holder of any class of securities, or the granting of registration rights with respect to any class of securities;

               (iii) except for the High Yield Financing, the incurrence of any indebtedness for borrowed money, the making of any guarantee of any such indebtedness, the issuance or sale of any debt securities or the prepayment or refinancing of any indebtedness for borrowing money, in each case in excess of $25 million in the aggregate;

               (iv) the replacement of the Corporation's independent auditors or the making of any material change in any method of financial accounting or accounting practice, except for any such change required by reason of a concurrent change in generally accepted accounting principles; and

               (v)   the entry into any agreement with respect to the foregoing.

          (e) In any case in which the Holders of Series A Preferred Stock shall be entitled to vote as a separate class pursuant to this Section 7 or pursuant to Delaware law, each Holder of Series A Preferred Stock shall be entitled to one vote for each share of Series A Preferred Stock then held.

          8.   Proxies, Voting Agreements, etc. Except for the Stockholders'
               ------------------------------
Agreement, no Holder shall deposit into a voting trust or grant any proxies or powers of attorney or enter into a voting agreement with respect to any shares of Series A Preferred Stock.

          9.   Reissuance of Series A Preferred Stock. Shares of Series A
               --------------------------------------
Preferred Stock that have been issued and reacquired in any manner, including shares surrendered to the Corporation upon conversion, and shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of preferred stock undesignated as to series and may not be re-designated and reissued as part of any series of preferred stock.

          10.  Business Day. If any payment or redemption shall be required by
               ------------
the terms hereof to be made on a day that is not a Business Day, such payment or redemption shall be made on the immediately succeeding Business Day.

       11. Headings of Sections. The headings of the various Sections hereof are
           ----------------------
for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

       12. Severability of Provisions. If any right, preference or limitation of
           ----------------------------
the Series A Preferred Stock set forth in this Certificate of Designations (as such Certificate may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

       13. Notice. All notices and other communications provided for or
           ------
permitted to be given to the Corporation hereunder shall be made by hand delivery, next day air courier or certified first-class mail to the Corporation at its principal executive offices at 1900 Pike Road, Longmont, Colorado 80501-6700, Attention: Secretary.

       14. Amendments. This Article IV, Section B may be amended without notice
           ----------
to or the consent of any Holder to cure any ambiguity, defect or inconsistency or to make any other amendment provided that any such amendment does not adversely affect the rights of any Holder. Any provisions of this Article IV, Section B may also be amended by the Corporation with the vote or written consent of Holders representing a majority of the outstanding shares of Series A Preferred Stock.

       The Corporation will, so long as any shares of Series A Preferred Stock are outstanding, maintain an office or agency where such shares may be presented for registration or transfer and where such shares may be presented for conversion and redemption,

       15. Definitions. As used in this Article IV, Section B of the Amended and
           -----------
Restated Certificate of Incorporation of the Company, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

       (a) "Accrued Dividend Amount" has the meaning set forth in Article IV,
            -----------------------
    Section B(3)(b).

       (b) "Accrued Dividend Rate" means an annual rate equal to 7%.
            ---------------------

       (c) "A Vote Ratio" means 0.65.
            ------------

       (d) "Closing Date" shall have the meaning set forth in the Recap
            ------------
    Agreement.

       (e) "Conversion Price" means (i) $1.83 or (ii) if FCC Approval is
            ----------------
    received by the Corporation on or prior to October 31, 1999, $3.50, each as adjusted pursuant to Article IV, Section B(6).

       (f) "Default Dividends" has the meaning set forth in Article IV,
            -----------------
    Section B(3)(e).

       (g) "Divdend Payment Date" means March 31, June 30, September 30 and
            --------------------
    December 31 of each year.

       (h) "Dividend Period" means the Initial Dividend Period and, thereafter,
            ---------------
    each Quarterly Dividend Period.

       (i) "Dividend Rate" has the meaning set forth in Article IV, Section
            -------------
    B(3)(a).

       (j) "Dividend Record Date" means a day fifteen (15) days preceding the
            --------------------
    Dividend Payment Date.

       (k) "Fundamental Change" means, with respect to the Corporation, the
            ------------------
     occurrence of any transaction to which the Corporation is a party (including without limitation any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger of another person into the Corporation (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation) or any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange) pursuant to which all Common Stock is converted into the right to receive other securities, cash or other property.

       (1) "Holder" means a record holder of shares of Series A Preferred
            ------
     Stock.

       (m) "Independent Director" means a director of the Corporation who
            --------------------
    (apart from such directorship) (i) is not a current or former officer or employee of the Corporation or any Affiliate of the Corporation, (ii) is not a current or former director, officer or employee of any Holder or any

    Affiliate of such Holder, (iii) did not in either of the last two completed calendar years receive, and is not an officer, director, employee, stockholder holding more than 10% of the voting interest of partner or Affiliate of any entity that in either of such entity's two most recent fiscal years received, more than 10% of such person or entity's total income from either the Corporation or the party designating such director for election to the Board.

       (n) "Initial Dividend Period" means the dividend period commencing on
            -----------------------
    the Original Issue Date and ending on the second Dividend Payment Date to occur thereafter .

       (o) "Initial Holder" means ITT.
            --------------

       (p) "Junior Stock" has the meaning set forth in Article IV, Section
            ------------
    B(2).

       (q) "Liquidation Preference" means, initially, $3.50 per share of
            ----------------------
    Series A Preferred Stock subject to increase as provided under Article IV, Section B(3)(e) hereof and, thereafter if so increased, means the Liquidation Preference as so increased.

       (r) "Original Issue Date" means the date upon which the Series A
            --------------------
    Preferred Stock is originally issued by the Corporation.

       (s) "Parity Stock" means any class or series of stock, including the
            ------------
    Series B Preferred Stock the terms of which provide that it is entitled to participate pari passu with the Series A Preferred Stock with respect to any dividend or distribution or upon liquidation, dissolution or winding-up of the Corporation.

       (t) "Quarterly Dividend Period" means the quarterly period commencing
            -------------------------
    on each March 31, June 30, September 30 and December 31 and ending on each Dividend Payment Date, respectively.

       (u) "Redemption Date" has the meaning set forth in Article IV, Section
            ---------------
    B(5).

       (v) "Reference Date" means, with respect to any dividend or other
            --------------
    distribution, the Trading Day prior to the date on which the Common Stock first trades in its principal market with a Closing Price that reflects the absence of a right to receive such dividend or other distribution.

       (w) "Senior Stock" means any class or series of stock the terms of
            ------------
    which provide that it is entitled to a preference to the Series A Preferred

    Stock with respect to any dividend or distribution or upon voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

       (x) "Series A Preferred Stock Certificate" has the meaning set forth
            ------------------------------------
    in Article IV, Section B(6)(b).

       (y) "Special Permitted Transferee" has the meaning set forth in Article
            ----------------------------
    IV, Section B(7)(c).

       C. Rights. Preferences and Restrictions of the Series B Preferred
          --------------------------------------------------------------
Stock. The Series B Preferred Stock shall have the voting, preferences and
-----
relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as follows:

          1. Designation. The series of preferred stock established hereby shall
             -----------
be designated the "70% Cumulative Convertible Redeemable Preferred Stock due 2009, Series B" (and shall be referred to herein as the "Series B Preferred
                                                         ------------------
Stock") and the authorized number of shares of Series B Preferred Stock shall be
-----
Ten Million (10,000,000) shares.

          2. Rank. The Series B Preferred Stock shall, with respect to dividend
             -----
distributions and distributions upon the voluntary or involuntary liquidation, winding up and dissolution of the Corporation, rank (i) senior to all classes of Common Stock of the Corporation and each other class of capital stock or series of preferred stock hereafter created which is not Senior Stock or Parity Stock (such other class or series, including the Series C Preferred Stock, being referred to herein as "Junior Stock"), (ii) pari passu with any Parity Stock and
                       ------------
(iii) junior to any Senior Stock.

          3. Dividend.
             ---------

          (a) Beginning on the Original Issue Date and ending an the third anniversary of the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999, the Holders shall be entitled to receive, whether or not dividends are declared by the Board out of funds of the Corporation, cumulative preferential dividends from the Original Issue Date of the Series B Preferred Stock at an annual rate equal to 7% (the "Dividend Rate") of the Liquidation Preference in effect from time to time and no more. During such period, dividends may be paid, at the Corporation's option, in cash or by the issuance of additional shares of Series B Preferred Stock (including fractional shares) having an aggregate Liquidation Preference equal to the amount of such dividends. The issuance of such additional shares of Series B Preferred Stock will constitute "payment" of the related dividend for all purposes of the Certificate of Designations; provided, however, that, the Corporation shall
                  --------  -------
    pay the same form of dividends and in the same proportion (i.e., either cash or additional shares, as the case may be, at its sole discretion) hereunder, to the extent it pays dividends, on each Dividend Payment Date on each of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

          (b) Beginning on the first day after the third anniversary of the earlier to occur of (i) receipt by the Corporation of the FCC Approval and
    (ii) October 31, 1999, the Holders shall be entitled to receive, when, as and if declared by the Board, but only out of funds legally available therefor, distributions in the form of cash dividends on each share of Series B Preferred Stock at an annual rate equal to 7% of the Liquidation Preference in effect from time to time and no more.

          (c) All dividends shall be cumulative, whether or not declared, on a daily basis from the Original Issue Date and shall be payable quarterly in arrears on each Dividend Payment Date commencing on June 30, 1999. Each dividend shall be payable with respect to Series B Preferred Stock held by Holders of record as they appear on the stock books of the Corporation on each Dividend Record Date. Dividends shall cease to accumulate in respect of shares of Series B Preferred Stock on the Redemption Date of such shares.

          (d) Dividends payable under subsection (a) above on the Series B Preferred Stock will accrue whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate.

          (e) If any dividend payable on any Dividend Payment Date under subsection (b) above is not declared or paid in fall in cash on such Dividend Payment Date then, to the extent of legally available funds therefor, the Liquidation Preference of each share shall be increased on such Dividend Payment Date by an amount (the "Accrued Dividend Amount")
                                                  -----------------------
    equal to the product of (A) the amount payable as dividends on such share on such Dividend Payment Date that is not paid in cash divided by the total amount payable as dividends on such share on such Dividend Payment Date, and
    (B) one-quarter (or, if the Original Issue Date was less than 90 days prior to the applicable Dividend Payment Date, a fraction the numerator of which is the number of days elapsed from the Original Issue Date to the applicable Dividend Payment Date and the denominator of which is 360) of the Accrued Dividend Rate times the then Liquidation Preference. The amount of the dividend otherwise payable in cash that is so added to the Liquidation Preference shall be deemed for all purposes to have been paid in full in cash, shall not be deemed to be arrearages or in arrears and shall not accumulate. In the event that the Board of the Corporation determines that any portion of the Accrued Dividend Amount may not be so added to the Liquidation Preference because of the lack of legally available funds therefor (such portion, the "Default Dividend"), the Corporation shall
                                        ----------------
    give notice thereof to the Holders of record as of the applicable Dividend Payment Date within twenty (20) Business Days after such Dividend Payment Date and any portion of the Accrued Dividend Amount not so added to the Liquidation Preference because of the lack of legally available funds therefor shall be accumulated and payable in cash. Any Default Dividends shall thereafter accrue dividends at an annual rate equal to the Accrued Dividend Rate. Any such determination by the Board shall be final and binding on all Holders. Except as expressly stated above, no amounts shall accrue or be payable in respect of any dividend payment on the Series B Preferred Stock which may be in arrears.

          (f) Dividends on account of arrears for any past Dividend Period (including without limitation any Default Dividends, but not including any Accrued Dividend Amounts) may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of record on such date, not more than forty-five (45) days prior to the payment thereof, as may be fixed by the Board.

          (g) So long as any shares of the Series B Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any Junior Stock or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of any Junior Stock, or any warrants, rights, calls or options exercisable for any Junior Stock or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than dividends, payments, purchases, acquisitions, redemptions, retirements or distributions in Junior Stock) and shall not permit any Subsidiary of the Corporation directly or indirectly to do any of the same in respect of such Junior Stock (other than dividends, payments, purchases, acquisitions, redemptions, retirements or distributions in Junior Stock) unless and until all accumulated and unpaid dividends on the Series B
    ------
    Preferred Stock have been paid in full, and the Corporation is not in default of any of its obligations under Section 5.

          (h) Unless and until all dividend arrearages on the Series B Preferred Stock have been paid in full, all dividends declared by the Corporation upon shares of Series B Preferred Stock or Parity Stock shall be declared pro rata with respect to all shares of Series B Preferred Stock and Parity Stock then outstanding so that the amounts of any dividends declared per share on the Series B Preferred Stock and such Parity Stock bear the same ratio to each other at the time of declaration as all accrued and unpaid dividends on the Series B Preferred Stock and the Parity Stock bear to each other.

          (i) The Corporation shall take all actions required or permitted under the DGCL to permit the payment of dividends on the Series B Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with the DGCL, to make or keep funds legally available for the payment of dividends.

         (j) Dividends payable on the Series B Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

          4. Liquidation Preference.
             ----------------------

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the Holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the then Liquidation Preference, for each share outstanding, plus an amount in cash equal to accumulated and unpaid dividends thereon (including without limitation Default Dividends) to the date fixed for liquidation, dissolution or winding up, and no more, before any payment shall be made or any assets distributed to the holders of any Junior Stock; provided, however, that the Holders of the Series B
                      --------  -------
    Preferred Stock shall not be entitled to receive any amount upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation until the holders of any Senior Stock shall have received all amounts and distributions to which they are entitled thereupon. Except as provided in the preceding sentence, Holders of Series B Preferred Stock shall not be entitled to any distribution in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series B Preferred Stock and any Parity Stock, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amounts which would be payable on such distribution if the amount to which the holders of outstanding shares of Series B Preferred Stock and any Parity Stock are entitled were paid in full.

          (b) For the purposes of this Section 4, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more corporations shall be deemed to be a voluntary at involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

       5. Mandatory Redemption. The Corporation shall redeem on March 31, 2009
          --------------------
    (the "Redemption Date"), from any source of funds legally available
          ---------------
therefor, all outstanding shares of Series B Preferred Stock at a redemption price per share equal to the then Liquidation Preference per share (the "Mandatory Redemption Price"), plus an amount in cash equal to all accumulated
 --------------------------
and unpaid dividends per share (including an amount in cash equal to a prorated dividend for any partial Dividend Period). The Corporation will not be required to make sinking fund payments with respect to the Series B Preferred Stock. The Series B Preferred Stock shall not be redeemable at the option of the Corporation prior to the Redemption Date.

       6. Conversion.
          ----------

          (a) Optional Conversion.  Except as set forth in Section 6(c)
              -------------------
    below, upon and following the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 and until the third anniversary of the earlier to occur of (i) and (ii), the Holder of each share of Series B Preferred Stock shall have the right, at the option of such Holder, to convert such shares into shares of Common Stock, on and subject to the terms and conditions hereinafter set forth. Subject to the provisions for adjustment hereinafter set forth, each share of Series B Preferred Stock shall be convertible into such number (calculated as to each conversion to the nearest 1/100th of a share) of fully paid and nonassessable shares of Common Stock as is obtained by dividing (i) the sum of the then Liquidation Preference plus the amount of accumulated and unpaid dividends thereon, including the amount of any Default Dividends and any dividends accumulated thereon by (ii) the Conversion Price, both as in effect at the date any share or shares of Series B Preferred Stock are surrendered for conversion. The Series B Preferred Stock shall not be convertible prior to the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 or after the third anniversary of the earlier to occur of (i) and (ii).

       (b) Conversion Procedures.
           ----------------------

          (i) In order to exercise the conversion privilege, the Holder of any shares of Series B Preferred Stock to be converted in whole or in part shall surrender the certificate representing such shares of Series B Preferred Stock (the "Series B Preferred Stock
                ------------------------

     Certificate") at the office or agency then maintained by the Corporation
     -----------
     for the transfer of the Series B Preferred Stock, and shall give written notice of conversion in the form provided on the Series B Preferred Stock Certificate (or such other notice which is acceptable to the Corporation) to the Corporation at such office or agency that the Holder elects to convert such shares of Series B Preferred Stock represented by the Series B Preferred Stock Certificate so surrendered or the portion thereof specified in said notice into shares of Common Stock. Such notice shall also state the name or names (with addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable upon such conversion shall be issued, and shall be accompanied by transfer taxes, if required. Each Series B Preferred Stock Certificate surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Series B Preferred Stock Certificate, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Corporation duly executed by, the Holder or such Holder's duly authorized attorney.

          (ii) As promptly as practicable after the surrender of such Series B Preferred Stock Certificate and the receipt of such notice and funds, if any, as aforesaid, the Corporation shall issue and shall deliver at such office or agency to such Holder, or on his written order, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such shares of Series B Preferred Stock represented by the Series B Preferred Stock Certificate so surrendered or portion thereof in accordance with the provisions of this Section 6. In case less than all of the shares of Series B Preferred Stock represented by a Series B Preferred Stock Certificate surrendered for conversion are to be converted, the Corporation shall deliver to or upon the written order of the Holder of such Series B Preferred Stock Certificate a new Series B Preferred Stock Certificate representing the shares of Series B Preferred Stock not converted. If a Holder fails to notify the Corporation of the number of shares of Series B Preferred Stock which such Holder wishes to convert, such Holder shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion.

          (iii) Each conversion shall be deemed to have been effected on the date on which such Series B Preferred Stock Certificate shall have been surrendered and such notice shall have been received by the Corporation, as aforesaid, and the person in whose name any certificate or certificates for shares of Common

     Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that the person effecting any such surrender on any date
     --------  -------
     when the stock books of the Corporation shall be closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock books are open, but such conversion shall be at the Conversion Price as in effect on the date upon which such Series B Preferred Stock Certificate shall have been surrendered.

          (iv) All shares of Series B Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease, except only the right of the Holders thereof, subject to the provisions of this Section 6, to receive shares of Common Stock in exchange therefor.

          (v) No payments or adjustments in respect of dividends on shares of Series B Preferred Stock surrendered for conversion (except as expressly provided herein in the case of Default Dividends) or on account of any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Series B Preferred Stock.

     (c)  Automatic Conversion. Upon and following the earlier to occur of (i)
          -------------------
receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 and until the third anniversary of the earlier to occur of (i) and (ii), upon the earlier to occur of (1) an Initial Public Offering, the public offering price of which is at least $35,000,000 in the aggregate and (2) the listing of the
Common Stock on the New York Stock Exchange, Inc. or the American Stock Exchange, Inc. or the trading of the Common Stock on the Nasdaq National Market ("NASDAQ"), if the Market Price (as hereinafter defined) of the Common Stock
  ------
shall on any day be at a level such that, if all the outstanding shares of Series B Preferred Stock were converted into the number of shares of Common Stock into which such Series B Preferred Stock is convertible pursuant to this
Section 6, and such shares of Common Stock were then sold at the Market Price, the proceeds of such sale would exceed by at least 20% the amount determined by multiplying the number of outstanding shares of Series B Preferred Stock by the Conversion Price (which amount shall be subject to equitable adjustment wherever there shall occur a stock split, combination, reclassification or other similar event involving the Series B Preferred Stock), then all outstanding shares of Series B Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such shares are convertible pursuant to this Section 6 as of immediately prior to the occurrence of such event, without further action by the Holders and whether or not the certificates representing such shares are surrendered to the Corporation or its Transfer Agent for the Common Stock, provided that all declared and unpaid dividends on such shares of Series B Preferred Stock shall first have been paid in full. The "Market Price" of the Common Stock shall be the average of the reported last sales prices on an exchange or on NASDAQ for the Common Stock on each of the twenty (20) preceding Trading Days an which a reported sale of the Common Stock took place. The Series B Preferred Stock shall not be automatically converted pursuant to this Section 6(c) prior to the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 or after the third anniversary of the earlier to occur of (i) and (ii).

     (d) Adjustment of Conversion Price. The Conversion Price at which a share of Series B Preferred Stock is convertible into Common Stock shall be subject to adjustment from time to time as follows:

          (i)  [Intentionally omitted.]

          (ii) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue, shares of Common Stock or securities convertible or exercisable into shares of Common Stock or rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock (including without limitation shares, securities or rights or warrants issued in connection with the High Yield Financing or the issuance or exercise of options pursuant to the New Equity Plan (and related agreements)), the Conversion Price in effect at the close of business on the date fixed for the determination of stockholders entitled to receive such securities, rights or warrants or for such issuance shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of Fully-Diluted Shares represented by shares of Series C Preferred Stock and Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be such number of Fully-Diluted Shares plus the number of shares of Common Stock so issued, offered for subscription or purchase or issuable upon conversion or exercise of the securities included in such issuance, dividend or other distribution, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for such determination or for such issuance;

     provided, however, that no such adjustment shall be made upon (A) the
     --------  -------
     issuance and sale and subscription for and purchase of 714,286 shares of Series C Preferred Stock by Ball Technologies Holdings Corp. on the terms and conditions set forth in the Recap Agreement; (B) the issuance of shares of Series C Preferred Stock to all holders thereof as payment of a dividend in accordance with Section 3(a) of the Series C Preferred Stock Certificate of Designations; (C) the issuance of shares Common Stock upon conversion of shares of Preferred Stock, or (D) the issuance of shares of Common Stock or Series C Preferred Stock, or securities convertible or exercisable into shares of Common Stock or Series C Preferred Stock, in connection with (1) the exercise of options issued pursuant to the Existing Stock Option Plan,
     (2) the exercise of the Odetics Warrant, (3) the Waterstone Agreement or
     (4) the conversion or exercise of any other convertible or derivative security the grant or issuance of which security previously resulted in a reduction of the Conversion Price hereunder ((A) through (D), collectively, the "Dilution Exceptions"). Notwithstanding anything in this subparagraph
     (ii) to the contrary, the following sentence (and not the previous sentence) shall apply at any time after successful launch and commercially viable operation, for a period of 60 consecutive days, of QuickBird 1, or any successor to such satellite. In case the Corporation shall issue shares of Common Stock, or securities convertible or exercisable into shares of Common Stock or rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock, at a price per share less than the current Conversion Price on the date fixed for such issuance (except for any such issuance qualifying as a Dilution Exception), the Conversion Price in effect at the close of business on the date fixed for such issuance shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of Fully-Diluted Shares represented by shares of Series C Preferred Stock and Common Stock outstanding at the close of business on the day immediately preceding the date fixed for such issuance plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so issued, offered for subscription or purchase or issuable upon conversion or exercise of the securities so issued would purchase at such Conversion Price and the denominator shall be such number of Fully-Diluted Shares at the close of business on the day immediately preceding the date fixed for such issuance plus the total number of shares of Common Stock so issued, offered for subscription or purchase or issuable upon conversion or exercise of the securities so issued, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for such issuance. For the purposes of this subparagraph (ii), the number of Fully-Diluted Shares at any time shall not include shares held in the treasury of the Corporation. The Corporation shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Corporation. For purposes of this subparagraph (ii), the issuance of rights or warrants to subscribe for or purchase stock or securities convertible or exchangeable into shares of Common Stock shall be deemed to be the issuance of rights or warrants to purchase the shares of Common Stock into which such stock or securities are convertible or exercisable. In case any securities or rights or warrants referred to in this subparagraph (ii) in respect of which an adjustment shall have been made shall expire unexercised within forty-five (45) days after the same shall have been distributed or issued by the Corporation, the Conversion Price shall be readjusted at the time of such expiration to the Conversion Price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

          (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the close of business on the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the close of business on the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately prior to the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of record of its Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any securities or rights or warrants referred to in subparagraph (ii) of this Section 6(d), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in subparagraph (i) of this Section 6(d)), the Conversion Price shall be reduced so that such price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (iv) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (vii) of this Section 6(d)) of the Common Stock on the Reference Date less the fair market value (as determined in good faith by the Board, whose good faith determination shall be conclusive and described in a resolution of the Board), on the Reference Date, of such number or amount of the evidences of indebtedness, shares of capital stock, cash and assets that is so distributed to a holder of one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective on the later to occur of (x) immediately prior to the opening of business on the day following the Reference Date and (y) the time at which such dividend or other distribution is unconditionally declared by the Board of the Corporation. For purposes of this subparagraph (iv), any dividend or distribution that includes (but is not limited to) Common Stock, securities convertible or exchangeable into shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, cash, assets or shares of capital stock other than such shares of Common Stock, such securities convertible or exchangeable into Common Stock or such rights or warrants (so that any Conversion Price reduction required by this subparagraph (iv) is made) immediately followed by (2) a dividend or distribution of such shares of Common Stock, such securities convertible or exchangeable into Common Stock or such rights or warrants (so that there is made any further Conversion Price reduction required by subparagraph (i) or (ii) of this Section 6(d), except (A) the Reference Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such securities, rights or warrants or for such issuance" and "the date fixed for such determination" within the meaning of subparagraphs (i) and (ii) of this Section 6(d) and (B) any shares of Common Stock included in such dividend or distribution shall not be included in the "number of Fully-Diluted Shares represented by shares of Series C Preferred Stock and Common Stock outstanding at the close of business on the date fixed for such determination" within the meaning of subparagraph (i) of this Section 6(d)). In case any dividend or other distribution referred to in this subparagraph (iv) in respect of which an adjustment shall have been made shall not be paid or otherwise distributed on the date fixed therefor (as determined in good faith by the Board of the Corporation whose good faith determination shall be conclusive), the Conversion Price shall be readjusted to the Conversion Price that would have been in effect if no adjustment had been made on account of such dividend or other distribution. In the event that any shares of Series B Preferred Stock shall be converted on or after the time at which any adjustment to the Conversion Price becomes effective pursuant to this subparagraph (iv) in respect of any dividend or other distribution, no portion of such dividend or other distribution shall be paid or distributed (and if so paid or distributed shall not be retained by any person) in respect of any shares of Common Stock issued upon conversion thereof, notwithstanding that the date fixed for the determination of stockholders entitled to receive such dividend or other distribution may occur on or after the date such adjustment becomes effective.

          (v) In case the Corporation shall pay or make a dividend or other distribution to holders of record of its Common Stock exclusively in cash, the Conversion Price shall be reduced so that such price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (v) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph
     (vii) of this Section 6(d)) of the Common Stock on the Reference Date less the amount of cash so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective on the later to occur of
     (x) immediately prior to the opening of business on the day following the Reference Date and (y) the time at which such dividend or other distribution is unconditionally declared by the Board of the Corporation. In case any dividend or other distribution referred to in this subparagraph
     (v) in respect of which an adjustment shall have been made shall not be paid or otherwise distributed on the date fixed therefor (as determined in good faith by the Board of the Corporation whose good faith determination shall be conclusive), the Conversion Price shall be readjusted to the Conversion Price that would have been in effect if no adjustment had been made on account of such dividend or other distribution. In the event that any shares of Series B Preferred Stock shall be converted on or after the time at which any adjustment to the Conversion Price becomes effective pursuant to this subparagraph in respect of any dividend or other distribution, no portion of such dividend or other distribution shall be paid or distributed (and if so paid or distributed shall not be retained by any person) in respect of any shares of Common Stock issued upon conversion thereof, notwithstanding that the date fixed for the determination of stockholders entitled to receive such dividend or other distribution may occur on or after the date such adjustment becomes effective.

          (vi) If any Fundamental Change shall occur, then, as a condition of such Fundamental Change, lawful and adequate provisions shall be made whereby each Holder of a share or shares of Series B Preferred Stock shall have the right to receive, upon the basis and upon the terms and conditions specified herein, in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such share or shares of Series B Preferred Stock such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for such number and class of shares of Common Stock issuable upon conversion of the Series B Preferred Stock immediately prior to the occurrence of the Fundamental Change. In the case of any Fundamental Change, appropriate provision shall be made with respect to the rights and interests of the Holders to the end that the provisions hereof (including without limitation provisions for adjustment of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of any conversion rights hereunder.

          (vii) For the purpose of any computation under subparagraphs (iv) and
     (v), the current market price per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices for the five (5) consecutive Trading Days prior to and including the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to subparagraph (i), (ii), (iii), (iv), (v) or (vi) above "Other Event") occurs after the fifth Trading Day prior to the day in question and prior to the "ex" date for the issuance or distribution requiring such computation (the "Current Event"), the Closing Price for each Trading Day prior to the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event, (2) if the "ex" date for any Other Event occurs after the "ex" date for the Current Event and on or prior to the date in question, the Closing Price for each Trading Day on and after the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event, (3) if the "ex" date for any

     Other Event occurs on the "ex" date for the Current Event, one of those events shall be deemed for purposes of determining which of clauses (1) and
     (2) of this proviso to apply to have an "ex" date occurring prior to the "ex" date for the other event but in applying such clause the actual "ex" date of the other event shall be utilized, and (4) if the "ex" date for the Current Event is on or prior to the date in question, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted after taking into account any adjustment required pursuant to clause (2) of this proviso, by adding thereto the amount of any cash and the fair market value on the date in question (as determined in good faith by the Board in a manner consistent with any determination of such value for purposes of paragraph (iv) or (v) of this Section 6(d), whose determination shall be conclusive and described in a resolution of the Board) of such number or amount of the securities, rights, warrants, evidences of indebtedness, shares of capital stock or assets being distributed to a holder of one share of Common Stock. For purposes of this subparagraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, and
     (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective.

          (viii) In case a tender or exchange offer made by the Corporation or any Subsidiary of the Corporation for all or any portion of the Corporation's Common Stock shall expire and result in the acquisition by the Corporation of shares of Common Stock pursuant thereto and such tender or exchange offer shall involve the payment by the Corporation or such Subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board, whose good faith determination shall be conclusive and described in a resolution of the Board) at the last time (the "Expiration Time") tenders or exchanges may
                                   ---------------
     be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the current market price per share of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that such price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (viii) by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the current market price per share of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders as a result of the Corporation's or Subsidiary's acceptance (up to any maximum specified in the terms of the tender or exchange offer) of shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the current market price per share of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. For the purpose of any computation under this subparagraph
     (viii) of this Section 6(d), the current market price per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices for such date in question and the next two (2) succeeding Trading Days; provided, however, that if the "ex" date for any Other Event occurs after the Expiration Time for the tender or exchange offer requiring such computation and on or prior to the second Trading Day following the date in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event.

     (e) Conversion Price Adjustment Deferred. Notwithstanding the foregoing provisions of this Section 6, (i) no adjustment in the number of shares of Common Stock into which any share of Series B Preferred Stock is convertible shall be required unless such adjustment would require an increase or decrease in such number of shares of at least 1% and (ii) no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease in the Conversion Price of at least $.01 per share; provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

     (f)  Adjustment Report. Whenever any adjustment is required in the
          -----------------
Conversion Price or the shares into which any share of Series B Preferred Stock is convertible, the Corporation shall forthwith (i) file with each office or agency then maintained by the Corporation for the transfer of the Series B Preferred Stock a statement describing in reasonable detail the adjustment and the method of calculation used and (ii) cause a notice of such adjustment, setting forth the adjusted Conversion Price and the calculation thereof to be mailed to the Holders of record of shares of Series B Preferred Stock at their respective addresses as shown on the stock books of the Corporation. The certificate of any independent firm of public accountants of recognized standing selected by the Board certifying to the Board the correctness of any computation under this Section 6 shall be evidence of the correctness of such computation.

     (g)  Notice of Certain Events. In the event that:
          ------------------------

          (i) the Corporation shall take action to make any distribution to the holders of its Common Stock;

          (ii) the Corporation shall take action to offer for subscription pro rata to the holders of its Common Stock any securities of any kind;

          (iii) the Corporation shall take action to accomplish any capital reorganization, reclassification of the capital stock of the Corporation (other than a subdivision, split or combination of its Common Stock), consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or sale or transfer of all or substantially all of the assets of the Corporation; or

          (iv) the Corporation shall take any action to accomplish a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then the Corporation shall (A) in case of any such distribution or subscription rights, at least twenty (20) days prior to the date or expected date on which the stock books of the Corporation shall close or a record shall be taken for the determination of holders entitled to such distribution or subscription rights, and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, at least twenty (20) days prior to the date or expected date when the same shall be consummated, cause written notice thereof to be mailed to each Holder of shares of Series C Preferred Stock at his address as shown on the stock books of the Corporation. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such distribution or subscription rights, the date or expected date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date or expected date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, as the case may be.

     (h)  Common Stock. For the purposes of this Section 6, the term "Common
          ------------                                                ------
Stock" shall mean (i) the Common Stock or (ii) any other class of stock
-----
resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value or from no par value to par value, or from par value to no par value. In the event that at any time as a result of an adjustment made pursuant to the provisions of Section 6(d), the Holder of any share of Series B Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the number of such other shares so receivable upon conversion of any share of Series B Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in
Section 6(d), and the other provisions of this Section 6 with respect to the Common Stock shall apply on like terms to any such other shares.

     (i)  Fractional Shares. The Corporation shall not be required to issue
          -----------------
fractional shares of Common Stock upon the conversion of any Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon the conversion of any shares of Series B Preferred Stock, the Corporation may pay, in lieu thereof, in cash the Closing Price thereof as of the Business Day immediately preceding the date of such conversion.

     (j)  Reservation of Shares. The Corporation shall at all times reserve and
          ---------------------
keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion or redemption of the shares of Series B Preferred Stock, such number of its duly authorized shares of Common Stock (or treasury shares as provided below) as shall from time to time be sufficient for the conversion of all outstanding shares of Series B Preferred Stock into Common Stock at any time. The Corporation shall, from time to time and in accordance with the DGCL, cause the authorized number of shares of Common Stock to be increased if the aggregate of the number of authorized shares of Common Stock remaining unissued and the issued shares of such Common Stock reserved for issuance in any other connection shall not be sufficient for the conversion of all outstanding shares of Series B Preferred Stock into Common Stock at any time.

     (k)  Additional Conversion Price Adjustments. The Corporation may make
          ---------------------------------------
such reductions in the Conversion Price, in addition to those required by
Section 6(d), as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period and the Board of the Corporation shall have made a determination that such reduction would be in the best interest of the Corporation, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Corporation shall mail to Holders of record of the Series B Preferred Stock a notice of the reduction at least fifteen (15) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect.

     7.   Voting Rights.
          -------------

     (a) Upon and following the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999, for so long as any shares of the Series B Preferred Stock are outstanding, each share of Series B Preferred Stock shall entitle the Holder thereof to notice of and to vote, in person or by proxy, at any special or annual meeting of stockholders, on all matters entitled to be voted on by holders of Common Stock and any other series or class of Voting Stock (as defined in Section 7(b)) voting together as a single class with all other shares entitled to vote thereon. With respect to any such vote, each share of Series B Preferred Stock shall entitle the Holder thereof to cast a number of votes equal to the product of (A) the B Vote Ratio and (B) the number of votes that such Holder would be entitled to cast had such Holder converted such share of Series B Preferred Stock into shares of Common Stock as of the record date for determining the stockholders of the Corporation eligible to vote on any such matters (regardless of whether such shares of Series B Preferred Stock are actually then convertible). Prior to the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999,
no Holder of shares of Series B Preferred Stock shall be entitled to vote hereunder.

     (b)  The term "Voting Stock" means any class or classes of capital stock,
                    ------------
or securities convertible into or exchangeable for any class of capital stock, of the Corporation pursuant to which the holders thereof have the general power under ordinary circumstances to vote with respect to the election of at least a majority of the Board, irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

     (c) Upon and following the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 (but as to MS, in no event earlier than the HSR Clearance Date), for so long as any shares of the Series B Preferred Stock are outstanding and held of record by any Initial Holder, the Initial Holders which at that time hold of record at least a majority of the outstanding shares of Series B Preferred Stock then held by all Initial Holders shall have the right to elect four Directors to the Board; provided, however, that to the extent, and only to the extent, that the initial
--------  -------
Holders shall at any time have the right pursuant to this Section 7(c) to elect at least three Directors to the Board, then the Initial Holders shall be required to cause a certain number of such Directors to be Independent Directors, such number to be equal to the excess, if any, of (A) the number of Directors that the Initial Holders shall have the right to elect to the Board pursuant to this Section 7(c) over (B) two. Special Permitted Transferees shall not at any time be required to cause any Independent Director to be elected to the Board. Prior to the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 (but as to MS, in no event earlier than the MS HSR Clearance Date), each of the Initial Holders shall have the right to elect one Director to the Board, neither of which must be an Independent Director. The Initial Holders shall have the right to transfer, at their sole discretion, in whole or in part, their right to elect Directors under this Section 7(c) to their Permitted Transferees (such Permitted Transferees, the "Special Permitted Transferees"); provided, however, that as to MS, such
     -----------------------------    --------  -------
right shall not accrue prior to the MS HSR Clearance Date; provided further,
                                                           -------- -------
that upon such transfer, and solely with respect to the right to elect the specific number of Directors so transferred, the term "Initial Holder" in the two preceding sentences shall be replaced everywhere it appears with the term "Special Permitted Transferee." In no event shall the Initial Holders and their Special Permitted Transferees have the right hereunder to elect, in the aggregate, more than four Directors to the Board. The Initial Holders and their Special Permitted Transferees may choose, and MS is obligated prior to the MS HSR Clearance Date, to leave vacant for any period of time any seat on the Board to which they have or will have the right to elect a Director pursuant to this Section 7(c).

     (d) So long as any shares of Series B Preferred Stock are outstanding and held of record by any Initial Holder or its Permitted Transferees, in addition to any vote or consent of the Board required by law or by the Corporation's Certificate of Incorporation, the affirmative vote or consent of a majority of the Directors elected by the Initial Holders or their Permitted Transferees pursuant to Section 7(c) above shall be necessary for effecting or validating:

          (i) the amendment of the Certificate of Incorporation, Bylaws or other organizational documents of the Corporation, including any and all certificates of designations of any series of preferred stock of the Company, or the amendment, termination or waiver of any provision under the Recap Agreement or the Stockholders' Agreement;

          (ii) other than with respect to shares of Series C Preferred Stock, securities convertible or exercisable into shares of Series C Preferred Stock or rights or warrants entitling the holders thereof to subscribe for and purchase shares of Series C Preferred Stock issued in connection with the High-Yield Financing, shares of Common Stock and Preferred Stock issued pursuant to the Recap Agreement (including any shares reclassified upon filing of the Amended and Restated Certificate of Incorporation of the Company and conversion of any shares issued in accordance with the Recap Agreement or reclassified upon filing of the Amended and Restated Certificate of Incorporation of the Company) and shares of Common Stock issued in connection with an Initial Public Offering or the issuance of securities pursuant to the Waterstone Agreement or the exercise of the Odetics Warrant or the exercise of options pursuant to the Existing Stock Option Plan (and related agreements) or the grant or exercise of options pursuant to the New Equity Plan (and related agreements), such grant or exercise under the New Equity Plan, together with all prior grants or exercises under the New Equity Plan since the Closing Date, representing in the aggregate no more than 15% of the Fully-Diluted Shares as of the Closing Date, the issuance, delivery or sale of any shares or equity interests, or any options, warrants, conversion or other rights to purchase any such shares or equity interests, or any securities convertible into or exchangeable for such shares or equity interests, or the issuance of any other security in respect of or in lieu of or in substitution for shares or equity interests, or the entry into any agreements restricting the transfer of, or affecting the rights of holders of shares or equity interests, the granting of any preemptive or anti-dilutive rights to any holder of any class of securities, or the granting of registration rights with respect to any class of securities;

          (iii) except for the High Yield Financing, the incurrence of any indebtedness for borrowed money, the making of any guarantee of any such indebtedness, the issuance or sale of any debt securities or the prepayment or refinancing of any indebtedness for borrowing money, in each case in excess of $25 million in the aggregate;

          (iv) the replacement of the Corporation's independent auditors or the making of any material change in any method of financial accounting or accounting practice, except for any such change required by reason of a concurrent change in generally accepted accounting principles; and

          (v)   the entry into any agreement with respect to the foregoing.

     (e) In any case in which the Holders of Series B Preferred Stock shall be entitled to vote as a separate class pursuant to this Section 7 or pursuant to Delaware law, each Holder of Series B Preferred Stock shall be entitled to one vote for each share of Series B Preferred Stock then held.

          8.   Proxies, Voting Agreements, etc. Except for the Stockholders'
               -------------------------------
Agreement, no Holder shall deposit into a voting trust or grant any proxies or powers of attorney or enter into a voting agreement with respect to any shares of Series B Preferred Stock.

          9.   Reissuance of Series B Preferred Stock. Shares of Series B
               --------------------------------------
Preferred Stock that have been issued and reacquired in any manner, including shares surrendered to the Corporation upon conversion, and shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of preferred stock undesignated as to series and may not be redesignated and reissued as part of any series of preferred stock.

          10.  Business Day. If any payment or redemption shall be required by
               ------------
the terms hereof to be made on a day that is not a Business Day, such payment or redemption shall be made on the immediately succeeding Business Day.

          11.  Headings of Sections. The headings of the various Sections hereof
               --------------------
are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

          12.  Severability of Provisions. If any right, preference or
               --------------------------
limitation of the Series B Preferred Stock set forth in this Certificate of Designations (as such Certificate may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

          13.  Notice. All notices and other communications provided for or
               ------
permitted to be given to the Corporation hereunder shall be made by hand delivery, next day air courier or certified first-class mail to the Corporation at its principal executive offices at 1900 Pike Road, Longmont, Colorado 80501-6700, Attention: Secretary.

          14.  Amendments. This Article IV, Section C may be amended without
               ----------
notice to or the consent of any Holder to cure any ambiguity, defect or inconsistency or to make any other amendment provided that any such amendment does not adversely affect the rights of any Holder. Any provisions of this
Article IV, Section C may also be amended by the Corporation with the vote or written consent of Holders representing a majority of the outstanding shares of Series B Preferred Stock.

          The Corporation will, so long as any shares of Series B Preferred Stock are outstanding, maintain an office or agency where such shares may be presented for registration or transfer and where such shares may be presented for conversion and redemption.

          15.  Definitions. As used in this Article IV, Section C of the Amended
               -----------
and Restated Certificate of Incorporation of the Company, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

          (a)  "Accrued Dividend Amount" has the meaning set forth in Article
                -----------------------
     IV, Section C(3)(b).

          (b)  "Accrued Dividend Rate" means an annual rate equal to 7%.
                ---------------------

          (c)  "B Vote Ratio" means 1.35.
                ------------

          (d)  "Conversion Price" means (i) $1.83 or (ii) if FCC Approval is
                ----------------
     received by the Corporation on or prior to October 31, 1999, $3.50, each as adjusted pursuant to Article IV, Section C(6).

          (e)  "Default Dividends" has the meaning set forth in Article IV,
                -----------------
     Section C(3)(e).

          (f)  "Dividend Payment Date" means March 31, June 30, September 30 and
                ---------------------
     December 31 of each year.

          (g)  "Dividend Period" means the Initial Dividend Period and,
                ---------------
     thereafter, each Quarterly Dividend Period.

          (h)  "Dividend Rate" has the meaning set forth in Article IV, Section
                -------------
     C(3)(a).

          (i)  "Dividend Record Date" means a day fifteen (15) days preceding
                --------------------
     the Dividend Payment Date.

          (j)  "Fundamental Change" means, with respect to the Corporation, the
                ------------------
     occurrence of any transaction to which the Corporation is a party (including without limitation any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger of another person into the Corporation (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation) or any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange) pursuant to which all Common Stock is converted into the right to receive other securities, cash or other property.

          (k)  "Holder" means a record holder of shares of Series B Preferred
                ------
     Stock.

          (l)  "Independent Director" means a director of the Corporation who
                ------------------
     (apart from such directorship) (i) is not a current or former officer or employee of the Corporation or any Affiliate of the Corporation, (ii) is not a current or former director, officer or employee of any Holder or any Affiliate of such Holder, (iii) did not in either of the last two completed calendar years receive, and is not an officer, director, employee, stockholder holding more than 10% of the voting interest of, partner or

     Affiliate of any entity that in either of such entity's two most recent fiscal years received, more than 10% of such person or entity's total income from either the Corporation or the party designating such director for election to the Board.

          (m)  "Initial Dividend Period" means the dividend period commencing on
                -----------------------
     the Original Issue Date and ending on the second Dividend Payment Date to occur thereafter.

          (n)  "Initial Holders" means MS and CapRe.
                ---------------

          (o)  "Junior Stock" has the meaning set forth in Article IV, Section
                ------------
               C(2).

          (p)  "Liquidation Preference" means initially, $3.50 per share of
                ----------------------
     Series B Preferred Stock subject to increase as provided under Article IV, Section C(3)(e) hereof and, thereafter if so increased, means the Liquidation Preference as so increased.

          (q)  "MS HSR Clearance Date" shall have the meaning specified in the
                ---------------------
     Recap Agreement.

          (r)  "Original Issue Date" means the date upon which the Series B
                -------------------
     Preferred Stock is originally issued by the Corporation.

          (s)  "Parity Stock" means any class or series of stock, including the
                ------------
     Series A Preferred Stock, the terms of which provide that it is entitled to participate pari passu with the Series B Preferred Stock with respect to any dividend or distribution or upon liquidation, dissolution or winding-up of the Corporation.

          (t)  "Quarterly Dividend Period" means the quarterly period commencing
                -------------------------
     on each March 31, June 30, September 30 and December 31 and ending on each Dividend Payment Date, respectively.

          (u)  "Redemption Date" has the meaning set forth in Article IV,
                ---------------
     Section C(5).

          (v)  "Reference Date" mean%, with respect to any dividend or other
                --------------
     distribution4 the Trading Day prior to the date on which the Common Stock first trades in its principal market with a Closing Price that reflects the absence of a right to receive such dividend or other distribution.

          (w)  "Senior Stock" means any class or series of stock the terms of
                ------------
     which provide that it is entitled to a preference to the Series B Preferred

     Stock with respect to any dividend or distribution or upon voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

          (x)  "Series B Preferred Stock Certificate" has the meaning set forth
                ------------------------------------
     in Article IV, Section C(6)(b).

          (y)  "Special Permitted Transfer" has the meaning set forth in Article
                --------------------------
     IV, Section C(7)(c).

          D.   Rights, Preferences and Restrictions of the Series C Preferred
               --------------------------------------------------------------
Stock. The Series C Preferred Stock shall have the voting, preferences and
-----
relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as follows:

          1.   Designation. The series of preferred stock established hereby
               -----------
shall be designated the "85% Cumulative Convertible Redeemable Preferred Stock due 2009, Series C" (and shall be referred to herein as the "Series C Preferred
                                                             ------------------
Stock") and the authorized number of shares of Series C Preferred Stock shall be
-----
Twenty-five Million (25,000,000) shares.

          2.   Rank. The Series C Preferred Stock shall, with respect to
               ----
dividend distributions and distributions upon the voluntary or involuntary liquidation, winding up and dissolution of the Corporation, rank (i) senior to all classes of Common Stock of the Corporation and each other class of capital stock or series of preferred stock hereafter created which is not Senior Stock or Parity Stock (such other class or series being referred to herein as "Junior
                                                                         ------
Stock"), (ii) pari passu with any Parity Stock and (iii) junior to any Senior
-----
Stock.

          3.   Dividends.
               ---------

          (a) Beginning on the Original Issue Date and ending on the third anniversary of the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999, the Holders shall be entitled to receive, whether or not dividends are declared by the Board out of funds of the Corporation, cumulative preferential dividends from the Original Issue Date of the Series C Preferred Stock at an annual rate equal to 8.5% (the "Dividend Rate") of the Liquidation Preference in effect from time to
           -------------
     time and no more. During such period, dividends may be paid, at the Corporation's option, in cash or by the issuance of additional shares of Series C Preferred Stock (including fractional shares) having an aggregate Liquidation Preference equal to the amount of such dividends. The issuance of such additional shares of Series C Preferred Stock will constitute "payment" of the related dividend for all purposes of the Certificate of Designations; provided, however, that, the Corporation shall pay the same
                   --------  -------
     form of dividends and in the same proportion (i.e., either cash or additional shares, as the case may be, at its sole discretion) hereunder, to the extent it pays dividends, on each Dividend Payment Date on each of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

          (b) Beginning on the first day after the third anniversary of the earlier to occur of (i) receipt by the Corporation of the FCC Approval and
     (ii) October 31, 1999, the Holders shall be entitled to receive, when, as and if declared by the Board, but only out of funds legally available therefor, distributions in the form of cash dividends on each share of Series C. Preferred Stock at an annual rate equal to 8.5% of the Liquidation Preference in effect from time to time and no more.

          (c) All dividends shall be cumulative, whether or not declared, on a daily basis from the Original Issue Date and shall be payable quarterly in arrears on each Dividend Payment Date commencing on June 30, 1999. Each dividend shall be payable with respect to Series C. Preferred Stock held by Holders of record as they appear on the stock books of the Corporation on each Dividend Record Date. Dividends shall cease to accumulate in respect of shares of Series C Preferred Stock on the Redemption Date of such shares.

          (d) Dividends payable under subsection (a) above on the Series C Preferred Stock will accrue whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate.

          (e) If any dividend payable on any Dividend Payment Date under subsection (b) above is not declared or paid in full in cash on such Dividend Payment Date then, to the went of legally available funds therefor, the Liquidation Preference of each share shall be increased on such Dividend Payment Date by an amount (the "Accrued Dividend Amount")
                                                   -----------------------
     equal to the product of (A) the amount payable as dividends on such share on such Dividend Payment Date that is not paid in cash divided by the total amount payable as dividends on such share on such Dividend Payment Date, and (B) one-quarter (or, if the Original Issue Date was less than 90 days prior to the applicable Dividend Payment Date, a fraction the numerator of which is the number of days elapsed from the Original Issue Date to the applicable Dividend Payment Date and the denominator of which is 360) of the Accrued Dividend Rate times the then Liquidation Preference. The amount of the dividend otherwise payable in cash that is so added to the Liquidation Preference shall be deemed for all purposes to have been paid in full in cash, shall not be deemed to be arrearages or in arrears and shall not accumulate. In the event that the Board of the Corporation determines that any portion of the Accrued Dividend Amount may not be so added to the Liquidation Preference because of the lack of legally available funds therefor (such portion, the "Default Dividends"), the Corporation shall
                                  -----------------
     give notice thereof to the Holders of record as of the applicable Dividend Payment Date within twenty (20) Business Days after such Dividend Payment Date and any portion of the Accrued Dividend Amount not so added to the Liquidation Preference because of the lack of legally available funds therefor shall be accumulated and payable in cash. Any Default Dividends shall thereafter accrue dividends at an annual rate equal to the Accrued Dividend Rate. Any such determination by the Board shall be final and binding on all Holders. Except as expressly stated above, no amounts shall accrue or be payable in respect of any dividend payment on the Series C Preferred Stock which may be in arrears.

          (f) Dividends on account of arrears for any past Dividend Period (including without limitation any Default Dividends, but not including any Accrued Dividend Amounts) may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of record on such date, not more than forty-five (45) days prior to the payment thereof, as may be fixed by the Board.

          (g) So long as any shares of the Series C Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any Junior Stock or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Stock, or any warrants, rights, calls or options exercisable for any Junior Stock or make any distribution in respect thereof, either directly or indirectly, and whether in cash obligations or shares of the Corporation or other property (other than dividends, payments, purchases, acquisitions, redemptions, retirements or distributions in Junior Stock) and shall not permit any Subsidiary of the Corporation directly or indirectly to do any of the same in respect of such Junior Stock (other than dividends, payments, purchases, acquisitions, redemptions, retirements or distributions in Junior Stock) unless and until all accumulated and unpaid dividends on the Series C
     ------
     Preferred Stock have been paid in full, and the Corporation is not in default of any of its obligations under Section 5.

          (h) Unless and until all dividend arrearages on the Series C Preferred Stock have been paid in full, all dividends declared by the Corporation upon shares of Series C Preferred Stock or Parity Stock shall be declared pro rata with respect to all shares of Series C Preferred Stock and Parity Stock then outstanding so that the amounts of any dividends declared per share on the Series C Preferred Stock and such Parity Stock bear the same ratio to each other at the time of declaration as all accrued and unpaid dividends on the Series C Preferred Stock and the Parity Stock bear to each other.

          (i) The Corporation shall take all actions required or permitted under the DGCL to permit the payment of dividends on the Series C Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with the DGCL, to make or keep funds legally available for the payment of dividends.

          (j) Dividends payable on the Series C Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

          4.   Liquidation Preference.
               ---------------------

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the Holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the then Liquidation Preference, for each share outstanding, plus an amount in cash equal to accumulated and unpaid dividends thereon (including without limitation Default Dividends) to the date fixed for liquidation, dissolution or winding up, and no more, before any payment shall be made or any assets distributed to the holders of any Junior Stock; provided, however, that the
                                                     --------  -------
     Holders of the Series C Preferred Stock shall not be entitled to receive any amount upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation until the holders of any Senior Stock shall have received all amounts and distributions to which they are entitled thereupon. Except as provided in the preceding sentence, Holders of Series C Preferred Stock shall not be entitled to any distribution in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series C Preferred Stock and any Parity Stock, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amounts which would be payable on such distribution if the amount to which the holders of outstanding shares of Series C Preferred Stock and any Parity Stock are entitled were paid in full.

          (b) For the purposes of this Section 4, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more corporations shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

          5. Mandatory Redemption. The Corporation shall redeem on March 31, 2009 (the "Redemption Date"), from any source of funds legally available
           ---------------
therefor, all outstanding shares of Series C Preferred Stock at a redemption price per share equal to the then Liquidation Preference per share (the "Mandatory Redemption Price"), plus an amount in cash equal to all accumulated
 --------------------------
and unpaid dividends per share (including an amount in cash equal to a prorated dividend for any partial Dividend Period). The Corporation will not be required to make sinking fund payments with respect to the Series C Preferred Stock. The Series C Preferred Stock shall not be redeemable at the option of the Corporation prior to the Redemption Date.

          6.   Conversion.
               ----------

          (a)  Optional Conversion. Except as set forth in Section 6(c) below,
               -------------------
     upon and following the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 and until the third anniversary of the earlier to occur of (i) and (ii), the Holder of each share of Series C Preferred Stock shall have the right, at the option of such Holder, to convert such shares into shares of Common Stock, on and subject to the terms and conditions hereinafter set forth. Subject to the provisions for adjustment hereinafter set forth, each share of Series C Preferred Stock Shall be convertible into such number (calculated as to each conversion to the nearest 1/100th of a share) of fully paid and nonassessable shares of Common Stock as is obtained by dividing (i) the sum of the then Liquidation Preference plus the amount of accumulated and unpaid dividends thereon, including the amount of any Default Dividends and any dividends accumulated thereon by (ii) the Conversion Price, both as in effect at the date any share or shares of Series C Preferred Stock are surrendered for conversion. The Series C Preferred Stock shall not be convertible prior to the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 or after the third anniversary of the earlier to occur of (i) and (ii).

          (b)  Conversion Procedure.
               --------------------

               (i) In order to exercise the conversion privilege, the Holder of any shares of Series C Preferred Stock to be converted in whole or in part shall surrender the certificate representing such shares of Series C Preferred Stock (the "Series C Preferred Stock Certificate") at the office or agency then maintained by the

     Corporation for the transfer of the Series C Preferred Stock, and shall give written notice of conversion in the form provided on the Series C Preferred Stock Certificate (or such other notice which is acceptable to the Corporation) to the Corporation at such office or agency that the Holder elects to convert such shares of Series C Preferred Stock represented by the Series C Preferred Stock Certificate so surrendered or the portion thereof specified in said notice into shares of Common Stock. Such notice shall also state the name or names (with addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable upon such conversion shall be issued, and shall be accompanied by transfer taxes, if required. Each Series C Preferred Stock Certificate surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Series C Preferred Stock Certificate, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Corporation duly executed by, the Holder or such Holder's duly authorized attorney.

          (ii) As promptly as practicable after the surrender of such Series C Preferred Stock Certificate and the receipt of such notice and funds, if any, as aforesaid, the Corporation shall issue and shall deliver at such office or agency to such Holder, or on his written order, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such shares of Series C Preferred Stock represented by the Series C Preferred Stock Certificate so surrendered or portion thereof in accordance with the provisions of this Section 6. In case less than all of the shares of Series C Preferred Stock represented by a Series C Preferred Stock Certificate surrendered for conversion are to be converted, the Corporation shall deliver to or upon the written order of the Holder of such Series C Preferred Stock Certificate a new Series C Preferred Stock Certificate representing the shares of Series C Preferred Stock not converted. If a Holder fails to notify the Corporation of the number of shares of Series C Preferred Stock which such Holder wishes to convert, such Holder shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion.

          (iii) Each conversion shall be deemed to have been effected on the date on which such Series C Preferred Stock Certificate shall have been surrendered and such notice shall have been received by the Corporation, as aforesaid, and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall, be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that the person effecting any such surrender on
              --------  -------
     any date when the stock books of the Corporation shall be closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock books are open, but such conversion shall be at the Conversion Price as in effect on the date upon which such Series C Preferred Stock Certificate shall have been surrendered.

          (iv) All shares of Series C Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease, except only the right of the Holders thereof, subject to the provisions of this Section 6, to receive shares of Common Stock in exchange therefor.

          (v) No payments or adjustments in respect of dividends on shares of Series C Preferred Stock surrendered for conversion (except as expressly provided herein in the case of Default Dividends) or on account of any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Series C Preferred Stock.

     (c)  Automatic Conversion. Upon and following the earlier to occur of (i)
          --------------------
receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 and until the third anniversary of the earlier to occur of (i) and (ii), upon the earlier to occur of (1) an Initial Public Offering, the public offering price of which is at least $35,000,000 in the aggregate and (2) the listing of the Common Stock on the New York Stock Exchange, Inc. or the American Stock Exchange, Inc. or the trading of the Common Stock on the Nasdaq National Market ("NASDAQ"), if
                                                                   ------
the Market Price (as hereinafter defined) of the Common Stock shall on any day be at a level such that, if all the outstanding shares of Series A Preferred Stock were converted into the number of shares of Common Stock into which such Series A Preferred Stock is convertible pursuant to this Section 6, and such shares of Common Stock were then sold at the Market Price, the proceeds of such sale would exceed by at least 20% the amount determined by multiplying the number of outstanding shares of Series A Preferred Stock by the Conversion Price (which amount shall be subject to equitable adjustment wherever there shall occur a stock split, combination, reclassification or other similar event involving the Series C Preferred Stock), then all outstanding shares of Series C Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such shares are convertible pursuant to this Section 6 as of immediately prior to the occurrence of such event, without further action by the Holders and whether or not the certificates representing such shares are surrendered to the Corporation or its Transfer Agent for the Common Stock, provided that all declared and unpaid dividends on such shares of Series C Preferred Stock shall first have been paid in full. The "Market Price " of the Common Stock shall be
                                   ------ -----
the average of the reported last sales prices on an exchange or on NASDAQ for the Common Stock on each of the twenty (20) preceding Trading Days on which a reported sale of the Common Stock took place. The Series C Preferred Stock shall not be automatically converted pursuant to this Section 6(c) prior to the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 or after the third anniversary of the earlier to occur of (i) and (ii).

     (d)  Adjustment of Conversion Price. The Conversion Price at which a share
          ------------------------------
of Series C Preferred Stock is convertible into Common Stock shall be subject to adjustment from time to time as follows:

          (i) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock exclusively in Common Stock or shall pay or make a dividend or other distribution on any other class or series of capital stock of the Corporation which includes Common Stock, the Conversion Price in effect at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of Fully-Diluted Shares represented by shares of Series C Preferred Stock and Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of Fully-Diluted Shares and the total number of shares of Common Stock included in such dividend or other distribution, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (i), the number of shares of Common Stock at any time shall not include shares held in the treasury of the Corporation, and the Corporation shall not pay any dividend or make any other distribution on shares of Common Stock held in the treasury of the Corporation.

          (ii) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, securities convertible or exercisable into shares of Common Stock or rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of the Common Stock on the date fixed for the determination of stockholders entitled to receive such securities, rights or warrants, the Conversion Price in effect at the close of business on the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of Fully-Diluted Shares represented by shares of Series C Preferred Stock and Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock issuable upon conversion or exchange of such securities or so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of Fully-Diluted Shares represented by shares of Series C Preferred Stock and Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock issuable upon conversion or exchange of such securities or so offered for subscription or purchase, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (ii), the number of Fully-Diluted Shares at any time shall not include shares held in the treasury of the Corporation. The Corporation shall not issue any such securities, rights or warrants in respect of shares of Common Stock held in the treasury of the Corporation. For purposes of this subparagraph (ii), the issuance of rights or warrants to subscribe for or purchase stock or securities convertible or exchangeable into shares of Common Stock shall be deemed to be the issuance of rights or warrants to purchase the shares of Common Stock into which such stock or securities are convertible or exercisable at an aggregate offering price equal to the aggregate offering price of such stock or securities plus the minimum aggregate amount (if any) payable upon conversion of such stock or securities into Common Stock. In case any securities or rights or warrants referred to in this subparagraph (H) in respect of which an adjustment shall have been made shall expire unexercised within forty-five (45) days after the same shall have been distributed or issued by the Corporation, the Conversion Price shall be readjusted at the time of such expiration to the Conversion Price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

          (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the close of business on the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the close of business on the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately prior to the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of record of its Common Stock evidences, of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any securities, rights or warrants referred to in subparagraph (ii) of this Section 6(d), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in subparagraph (i) of this Section 6(d)), the Conversion Price shall be reduced so that such price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (iv) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (vii) of this Section 6(d)) of the Common Stock on the Reference Date less the fair market value (as determined in good faith by the Board, whose good faith determination shall be conclusive and described in a resolution of the Board), on the Reference Date, of such number or amount of the evidences of indebtedness, shares of capital stock, cash and assets that is so distributed to a holder of one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective on the later to occur of (x) immediately prior to the opening of business on the day following the Reference Date and (y) the time at which such dividend or other distribution is unconditionally declared by the Board of the Corporation. For purposes of this subparagraph (iv), any dividend or distribution that includes (but is not limited to) shares of Common Stock, securities convertible or exchangeable into shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, cash, assets or shares of capital stock other than such shares of Common Stock, such securities convertible or exchangeable into shares of Common Stock or such rights or warrants (so that any Conversion Price reduction required by this subparagraph (iv) is made) immediately followed by (2) a dividend or distribution of such shares of Common Stock, such securities convertible or exchangeable into shares of Common Stock or such rights or warrants (so that there is made any further Conversion Price reduction required by subparagraph (i) or (ii) of this
     Section 6(d), except (A) the Reference Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such securities, rights or warrants" and "the date fixed for such determination" within the meaning of subparagraphs (i) and (ii) of this Section 6(d) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of subparagraph (i) of this Section 6(d)). In case any dividend or other distribution referred to in this subparagraph (iv) in respect of which an adjustment shall have been made shall not be paid or otherwise distributed on the date fixed therefor (as determined in good faith by the Board of the Corporation whose good faith determination shall be conclusive), the Conversion Price shall be readjusted to the Conversion Price that would have been in effect if no adjustment had been made on account of such dividend or other distribution. In the event that any shares of Series C Preferred Stock shall be converted on or after the time at which any adjustment to the Conversion Price becomes effective pursuant to this subparagraph (iv) in respect of any dividend or other distribution, no portion of such dividend or other distribution shall be paid or distributed (and if so paid or distributed shall not be retained by any person) in respect of any shares of Common Stock issued upon conversion thereof, notwithstanding that the date fixed for the determination of stockholders entitled to receive such dividend or other distribution may occur on or after the date such adjustment becomes effective.

          (v) In case the Corporation shall pay or make a dividend or other distribution to holders of record of its Common Stock exclusively in cash, the Conversion Price shall be reduced so that such price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (v) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (vii) of this

     Section 6(c)) of the Common Stock on the Reference Date less the amount of cash so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective on the later to occur of (x) immediately prior to the opening of business on the day following the Reference Date and (y) the time at which such dividend or other distribution is unconditionally declared by the Board of the Corporation. In case any dividend or other distribution referred to in this subparagraph
     (v) in respect of which an adjustment shall have been made shall not be paid or otherwise distributed on the date fixed therefor (as determined in good faith by the Board of the Corporation whose good faith determination shall be conclusive), the Conversion Price shall be readjusted to the Conversion Price that would have been in effect if no adjustment had been made on account of such dividend or other distribution. In the event that any shares of Series C Preferred Stock shall be converted on or after the time at which any adjustment to the Conversion Price becomes effective pursuant to this subparagraph in respect of any dividend or other distribution, no portion of such dividend or other distribution shall be paid or distributed (and if so paid or distributed shall not be retained by any person) in respect of any shares of Common Stock issued upon conversion thereof, notwithstanding that the date fixed for the determination of stockholders entitled to receive such dividend or other distribution may occur on or after the date such adjustment becomes effective.

          (vi) If any Fundamental Change shall occur, then, as a condition of such Fundamental Change, lawful and adequate provisions shall be made whereby each Holder of a share or shares of Series C Preferred Stock shall have the right to receive, upon the basis and upon the terms and conditions specified herein, in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such share or shares of Series C Preferred Stock such shares of stock, securities or assets, as may be issued or payable with respect to or in exchange for such number and class of shares of Common Stock issuable upon conversion of the Series C Preferred Stock immediately prior to the occurrence of the Fundamental Change. In the case of any Fundamental Change, appropriate provision shall be made with respect to the rights and interests of the Holders to the end that the provisions hereof (including without limitation provisions for adjustment of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of any conversion rights hereunder.

          (vii)     For the purpose of any computation under subparagraphs (ii),
     (iv) and (v), the current market price per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices for the five (5) consecutive Trading Days prior to and including the date in question; provided, however, that (1) if the "ex" date (as
                       --------  -------
     hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to subparagraph (i), (ii), (iii), (iv), (v) or (vi) above ("Other Event") occurs after the fifth Trading Day prior to the day in
       -----------
     question and prior to the "ex" date for the issuance or distribution requiring such computation (the "Current Event"), the Closing Price for
                                      -------------
     each Trading Day prior to the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event, (2) if the "ex" date for any Other Event occurs after the "ex" date for the Current Event and on or prior to the date in question, the Closing Price for each Trading Day on and after the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event, (3) if the "ex" date for any Other Event occurs on the "ex" date for the Current Event, one of those events shall be deemed for purposes of determining which of clauses (1) and
     (2) of this proviso to apply to have an "ex" date occurring prior to the "ex" date for the other event but in applying such clause the actual "ex" date of the other event shall be utilized, and (4) if the "ex" date for the Current Event is on or prior to the date in question, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted after taking into account any adjustment required pursuant to clause (2) of this proviso, by adding thereto the amount of any cash and the fair market value on the date in question (as determined in good faith by the Board in a manner consistent with any determination of such value for purposes of paragraph (iv) or (v) of this Section 6(d), whose determination shall be conclusive and described in a resolution of the Board) of such number or amount of the securities, rights, warrants, evidences of indebtedness, shares of capital stock or assets being distributed to a holder of one share of Common Stock. For purposes of this subparagraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective.

          (viii) In case a tender or exchange offer made by the Corporation or any Subsidiary of the Corporation for all or any portion of the Corporation's Common Stock shall expire and result in the acquisition by the Corporation of shares of Common Stock pursuant thereto and such tender or exchange offer shall involve the payment by the Corporation or such Subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board, whose good faith determination shall be conclusive and described in a resolution of the Board) at the last time (the "Expiration Time") tenders or exchanges may be
                                   ---------------
     made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the current market price per share of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that such price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (viii) by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the current market price per share of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders as a result of the Corporation's or Subsidiary's acceptance (up to any maximum specified in the terms of the tender or exchange offer) of shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of
                         ----------------
     shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the current market price per share of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. For the purpose of any computation under this subparagraph (viii) of this Section 6(d), the current market price per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices for such date in question and the next two (2) succeeding Trading Days; provided,
                                                                 --------
          however, that if the "ex" date for any Other Event occurs after the
          -------
          Expiration Time for the tender or exchange offer requiring such computation and on or prior to the second Trading Day following the date in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event.

          (e)  Conversion Price Adjustment Deferred.  Notwithstanding the
               ------------------------------------
     foregoing provisions of this Section 6, (i) no adjustment in the number of shares of Common Stock into which any share of Series C Preferred Stock is convertible shall be required unless such adjustment would require an increase or decrease in such number of shares of at least 1% and (ii) no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease in the Conversion Price of at least $.01 per share; provided, however, that any adjustments which by reason of
                     --------  -------
     this paragraph (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

          (f)  Adjustment Report.  Whenever any adjustment is required in the
               -----------------
     Conversion Price or the shares into which any share of Series C Preferred Stock is convertible, the Corporation shall forthwith (i) file with each office or agency then maintained by the Corporation for the transfer of the Series C Preferred Stock a statement describing in reasonable detail the adjustment and the method of calculation used and (ii) cause a notice of such adjustment, setting forth the adjusted Conversion Price and the calculation thereof to be mailed to the Holders of record of shares of Series C Preferred Stock at their respective addresses as shown on the stock books of the Corporation. The certificate of any independent firm of public accountants of recognized standing selected by the Board certifying to the Board the correctness of any computation under this Section 6 shall be evidence of the correctness of such computation.

          (g)  Notice of Certain Events.  In the event that:
               ------------------------

               (i) the Corporation shall take action to make any distribution to the holders of its Common Stock;

               (ii) the Corporation shall take action to offer for subscription pro rata to the holders of its Common Stock any securities of any kind;

               (iii) the Corporation shall take action to accomplish any capital reorganization, reclassification of the capital stock of the Corporation (other than a subdivision, split or combination of its Common Stock), consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or sale or transfer of all or substantially all of the assets of the Corporation; or

               (iv) the Corporation shall take any action to accomplish a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

     then the Corporation shall (A) in case of any such distribution or subscription rights, at least twenty (20) days prior to the date or expected date on which the stock books of the Corporation shall close or a record shall be taken for the determination of holders entitled to such distribution or subscription rights, and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, at least twenty (20) days prior to the date or expected date when the same shall be consummated, cause written notice thereof to be mailed to each Holder of shares of Series C
     Preferred Stock at his address as shown on the stock books of the Corporation. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such distribution or subscription rights, the date or expected date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause
     (B) shall also specify the date or expected date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, as the case may be.

          (h)  Common Stock.  For the purposes of this Section 6, the term
               ------------
     "Common Stock" shall mean (i) the Common Stock or (ii) any other class of
      ------------
     stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value or from no par value to par value, or from par value to no par value. In the event that at any time as a result of an adjustment made pursuant to the provisions of Section 6(d), the Holder of any share of Series C Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the number of such other shares so receivable upon conversion of any share of Series C Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 6(d), and the other provisions of this Section 6 with respect to the Common Stock shall apply on like terms to any such other shares.

          (i)  Fractional Shares. The Corporation shall not be required to issue
               -------------------
     fractional shares of Common Stock upon the conversion of any Series C Preferred Stock. If more than one share of Series C Preferred Stock shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon the conversion of any shares of Series C Preferred Stock the Corporation may pay, in lieu thereof, in cash the Closing Price, thereof as of the Business Day immediately preceding the date of such conversion.

          (j)  Reservation of Shares. The Corporation shall at all times
               ---------------------
     reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion or redemption of the shares of Series C Preferred Stock, such number of its duly authorized shares of Common Stock (or treasury shares as provided below) as shall from time to time be sufficient for the conversion of all outstanding shares of Series C Preferred Stock into Common Stock at any time. The Corporation shall, from time to time and in accordance with the DGCL, cause the authorized number of shares of Common Stock to be increased if the aggregate of the number of authorized shares of Common Stock remaining unissued and the issued shares of such Common Stock reserved for issuance in any other connection shall not be sufficient for the conversion of all outstanding shares of Series C Preferred Stock into Common Stock at any time.

          (k)  Additional Conversion Price Adjustment. The Corporation may make
               --------------------------------------
     such reductions in the Conversion Price, in addition to those required by
     Section 6(d), as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period and the Board of the Corporation shall have made a determination that such reduction would be in the best interest of the Corporation, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Corporation shall mail to Holders of record of the Series C Preferred Stock a notice of the reduction at least fifteen (15) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect.

          7.   Voting Rights.
               -------------

          (a) For so long as any shares of the Series C Preferred Stock are outstanding, each share of Series C Preferred Stock shall entitle the Holder thereof to notice of and to vote, in person or by proxy, at any special or annual meeting of stockholders, on all matters entitled to be voted on by holders of Common Stock and any other series or class of Voting Stock (as defined in Section 7(b)) voting together as a single class with all other shares entitled to vote thereon. With respect to any such vote, each share of Series C Preferred Stock shall entitle the Holder thereof to cast that number of votes per share as is equal to the number of votes that such Holder would be entitled to cast had such Holder converted its shares of Series C Preferred Stock into shares of Common Stock as of the record date for determining the stockholders of the Corporation eligible to vote on any such matters (regardless of whether such shares of Series C Preferred Stock are actually then convertible).

          (b)  The term "Voting Stock" means any class or classes of capital
                         ------------
     stock, or securities convertible into or exchangeable for any class of capital stock, of the Corporation pursuant to which the holders thereof have the general power under ordinary circumstances to vote with respect to the election of at least a majority of the Board, irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

          (c) In any case in which the Holders of Series C Preferred Stock shall be entitled to vote as a separate class pursuant to this Section 7 or pursuant to Delaware law, each Holder of Series C Preferred Stock shall be entitled to one vote for each share of Series C Preferred Stock then held.

          8.   Tag-along Rights.
               ----------------

          (a)  Tag-along Buyer. In the event that a stockholder or a group of
               ---------------
     stockholders proposes (such party or parties referred to herein as the "Tag-Along Proposing Party") to sell any shares of Common Stock, Series A
      -------------------------
     Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock owned by it (such shares referred to herein as the "Proposed Shares") in
                                                         ---------------
     one transaction (a "Covered Transaction") such that following such sale
                         -------------------
     shares of Common Stock, Series A Preferred Stock, Series B

     Preferred Stock and/or Series C Preferred Stock representing more than 3 5% of the then Fully-Diluted Shares will have been sold to one holder or group of related holders, then the Tag-along Proposing Party shall first give written notice (the "Tag-along Notice") to each holder of shares of Series
                          ----------------
     C Preferred Stock (for purposes of this Section 8, the "Tag-along Parties")
                                                             -----------------
     stating that the Tag-along Proposing Party desires to make such sale, referring to Section 8, specifying the number of Fully-Diluted Shares represented by the shares proposed to be sold and specifying the per share price (the "Tag-along Price"), and the material terms pursuant to which
                 ---------------
     such sale is proposed to be made (together with the Tag-along Price, the "Tag-along Terms"), Notwithstanding the foregoing, the provisions of this
      ---------------
     Section 8 shall not apply to any transfer by the Tag-along Proposing Party to any Affiliate of the Tag-along Proposing Party that agrees to be bound by the terms of this Agreement.

          (b)  Exercise of Tag-along Option.
               -----------------------------

               (i)  Option.  Upon receipt of the Tag-along Notice, each
                    ------
          Tag-along Party shall have the option for five Business Days following receipt of the Tag-along Notice to participate in the Covered Transaction with respect to a number of shares (the "Tag-along
                                                               ---------
          Shares") of Series C Preferred Stock held by it equal to the product
          ------
          of (1) the quotient of (A) the aggregate number of Fully-Diluted Shares represented by the shares to be sold by the Tag-along Proposing Party in the Covered Transaction divided by (B) the aggregate number of Fully-Diluted Shares represented by the shares then owned by the Tag-along Proposing Party and (2) the number of Fully-Diluted Shares represented by the shares then owned by such Tag-along Party, for at least 90% of the Tag-along Price and otherwise on the same Tag-along Terms; provided, however, that in the event that the consideration for
                 --------  -------
          the Proposed Shares consists in whole or in part of securities, then no Tag-along Party or any other person shall be entitled to any rights under this Section 8 unless the Proposed Transferee is reasonably satisfied that such Tag-along Party or other person is an Accredited Investor.

               (ii) Failure to Exercise Option. If the Tag-along Notice shall
                    --------------------------
          be duly given and if a Tag-along Party shall not exercise its option to sell shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, in the Covered Transaction, then the Tag-along Proposing Party shall be free, for a period of thirty days from the fifth Business Day following receipt of the Tag-along Notice, to sell the Proposed Shares (together with any Tag-along Shares) to any Proposed

          Transferee, as long as all of the Proposed Shares are sold at a price equal to or less than 100% of the Tag-along Price and on all other material terms not less favorable, in the aggregate, to the Proposed Transferee than the Tag-along Terms.

               (iii)  Sale Agreement. Each Tag-along Party electing to sell Tag-
                      --------------
          along Shares (a "Tag-along Seller") agrees to cooperate in
                           ----------------
          consummating such a sale, including without limitation by becoming a party to the sales agreement and all other appropriate related agreements, delivering at the consummation of such sale, stock certificates and other instruments for such Series C Preferred Stock, duly endorsed for transfer, free and clear of all liens and encumbrances, and voting or consenting in favor of such transaction (to the extent a vote or consent is required) and taking any other necessary or appropriate action in furtherance thereof, including without limitation the execution and delivery of any other appropriate agreements, certificates, instruments and other documents. The foregoing notwithstanding, in connection with such sale, a Tag-along Seller shall not be required to make any representations and warranties with respect to the Company or the Company's business or with respect to any other seller. In addition, each Tag-along Seller shall be severally responsible for its proportionate share of the expenses of sale incurred by the sellers in connection with such sale and the customary obligations and liabilities incurred by the sellers in connection with such sale. The foregoing notwithstanding& (1) without the written consent of a Tag-along Seller, the amount of such obligations and liabilities for which such Tag-along Seller shall be responsible shall not exceed the gross proceeds received by such Tag-along Seller in such sale and (2) a Tag-along Seller shall not be responsible for the fraud of any other seller or for any indemnification obligations and liabilities for breaches of representations and warranties made by any other seller with respect to the Tag-along Proposing Party's or such other seller's (i) ownership of and title to shares of capital stock of the Company, (ii) organization, (iii) authority and (iv) conflicts and consents.

               (iv)   Proposed Transferee. "Proposed Transferee" means a
                      -------------------   -------------------
          person or group (as defined in Section 13(d)(3) of the 1934 Act), other than any Tag-along Parties or their Affiliates (whether any such Affiliate is such prior to or upon consummation of such transfer, but not solely by virtue of becoming a party to this Agreement), to whom shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock are proposed to be transferred pursuant to the terms of this Section 8.

               (v)  No Liability.  Notwithstanding any other provision
                    --------------
          contained in this Section 8, there shall be no liability on the part of the Company or the Tag-along Proposing Party in the event that the sale pursuant to this Section 8 is not consummated for any reason whatsoever. The decision whether to effect a sale pursuant to this
          Section 8 shall be in the sole and absolute discretion of the Tag-along Proposing Party.

          9.   Proxies, Voting Agreements, etc. Except for the Stockholders'
               -------------------------------
Agreement, no Holder shall deposit into a voting trust or grant any proxies or powers of attorney or enter into a voting agreement with respect to any shares of Series C Preferred Stock.

          10.  Reissuance of Series C Preferred Stock. Shares of Series C
               --------------------------------------
Preferred Stock that have been issued and reacquired in any manner, including shares surrendered to the Corporation upon conversion, and shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of preferred stock undesignated as to series and may not be re-designated and reissued as part of any series of preferred stock.

          11.  Business Day. If any payment or redemption shall be required by
               ------------
the terms hereof to be made on a day that is not a Business Day, such payment or redemption shall be made on the immediately succeeding Business Day.

          12.  Headings of Sections. The headings of the various Sections
               --------------------
hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

          13.  Severability of Provisions. If any right, preference or
               --------------------------
limitation of the Series C Preferred Stock set forth in this Certificate of Designations (as such Certificate may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

          14.  Notice.  All notices and other communications provided for or
               ------
permitted to be given to the Corporation hereunder shall be made by hand delivery, next day air courier or certified first-class mail to the Corporation at its principal executive offices at 1900 Pike Road, Longmont, Colorado 80501-6700, Attention: Secretary.

          15.  Amendments. This Article IV, Section D may be amended by the
               ----------
Corporation without notice to or the consent of any Holder to cure any ambiguity, defect or inconsistency provided that any such amendment does not adversely affect the rights of any Holder; this Article IV, Section D may otherwise be amended by the Corporation with the vote or written consent of holders representing a majority of the outstanding shares of Series C Preferred Stock provided that any such amendment does not adversely affect the rights of any Holder; and this Certificate of Designations may otherwise be amended by the Corporation with the vote or written consent of holders representing at least 80% of the outstanding shares of Series C Preferred Stock.

          The Corporation will, so long as any shares of Series C Preferred Stock are outstanding, maintain an office or agency where such shares may be presented for registration or transfer and where such shares may be presented for conversion and redemption.

          16.  Definitions. As used in this Article IV, Section D of the
               -----------
Amended and Restated Certificate of Incorporation of the Company, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

          (a)  "Accrued Dividend Amount" has the meaning set forth in
                -----------------------
     Article IV, Section D(3)(b).

          (b)  "Accrued Dividend Rate" means an annual rate equal to 8.5%.
                ---------------------

          (c)  "Conversion Price" means $3.50, as adjusted pursuant to Article
                ----------------
     IV, Section D(6).

          (d)  "Default Dividends" has the meaning set forth in Article IV,
                -----------------
     Section D(3)(e).

          (e)  "Dividend Payment Date" means March 31, June 30, September 30
                ---------------------
     and December 31 of each year.

          (f)  "Dividend Period" means the Initial Dividend Period and,
                ---------------
     thereafter, each Quarterly Dividend Period.

          (g)  "Dividend Rate" has the meaning set forth in Article IV, Section
                -------------
     D(3)(a).

          (h)  "Dividend Record Date" means a day fifteen (15) days preceding
                --------------------
     the Dividend Payment Date.

          (i)  "Fundamental Change" means, with respect to the Corporation, the
                ------------------
     occurrence of any transaction to which the Corporation is a party (including without limitation any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger of another person into the Corporation (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation) or any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange) pursuant to which all Common Stock is converted into the right to receive other securities, cash or other property.

          (j)  "Holder" means a record holder of shares of Series C Preferred
                ------
     Stock.

          (k)  "Independent Director" means a director of the Corporation who
                -------------------
     (apart from such directorship) (i) is not a current or former officer or employee of the Corporation or any Affiliate of the Corporation, (ii) is not a current or former director, officer or employee of any Holder or any Affiliate of such Holder, (iii) did not in either of the last two completed calendar years receive, and is not an officer, director, employee, stockholder holding more than 10% of the voting interest of, partner or Affiliate of any entity that in either of such entity's two most recent fiscal years received, more than 10% of such person or entity's total income from. either the Corporation or the party designating such director for election to the Board.

          (l)  "Initial Dividend Period" means the dividend period commencing
                -----------------------
     on the Original Issue Date and ending on the second Dividend Payment Date to occur thereafter.

          (m)  "Initial Holder" means each person listed on Exhibit A hereto.
                --------------

          (n)  "Junior Stock" has the meaning set forth in Article IV,
                ------------
     Section D(2).

          (o)  "Liquidation Preference" means, initially, $3.50 per share of
                ----------------------
     Series C Preferred Stock subject to increase as provided under Article IV, Section D(3)(e) hereof and, thereafter if so increased, means the Liquidation Preference as so increased.

          (p)  "Original Issue Date" means the date upon which the Series C
                ----------------
     Preferred Stock is originally issued by the Corporation.

          (q)  "Parity Stock" means any class or series of stock, the terms of
                ------------
     which provide that it is entitled to participate pari passu with the Series C Preferred Stock with respect to any dividend or distribution or upon liquidation, dissolution or winding-up of the Corporation.

          (r)  "Proposed Share" shall have the meaning specified in Section
                --------------
     8(a).

          (s)  "Proposed Transferee" shall have the meaning specified in Article
                -------------------
     IV, Section D(8)(b)(iv).

          (t)  "Quarterly Dividend Period" means the quarterly period commencing
                -------------------------
     on each March 31, June 30, September 30 and December 31 and ending on each Dividend Payment Date, respectively.

          (u)  "Redemption Date" has the meaning set forth in Article IV,
                ---------------
     Section D(5).

          (y)  "Reference Date" means, with respect to any dividend or other
                --------------
     distribution, the Trading Day prior to the date on which the Common Stock first trades in its principal market with a Closing Price that reflects the absence of a right to receive such dividend or other distribution.

          (w)  "Senior Stock" means any class or series of stock, including the
                ------------
     Series A Preferred Stock and the Series B Preferred Stock, the terms of which provide that it is entitled to a preference to the Series C Preferred Stock with respect to any dividend or distribution or upon voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

          (x)  "Series C Preferred Stock Certificate" has the meaning set forth
                ------------------------------------
     in Article IV, Section D(6)(b).

          (y)  "Tag-along Notice" shall have the meaning specified in Article
                ----------------
     IV, Section D(8)(a).

          (z)  "Tag-along Parties" shall have the meaning specified in Article
                -----------------
     IV, Section D(8)(a).

          (aa) "Tag-along Price" shall have the meaning specified in Article IV,
                ---------------
     Section D(8)(a).

          (bb) "Tag-along Proposing Party" shall have the meaning specified in
                ------------------------
     Article IV, Section D(8)(a).

          (cc) "Tag-along Seller" shall have the meaning specified in Article
                ----------------
     IV, Section 13 (8)(b)(iii).

          (dd) "Tag-along Shares" shall have the meaning specified in Article
                ----------------
     IV, Section D(8)(b)(i).

          (ee) "Tag-along Terms" shall have the meaning specified in Article IV,
                ---------------
     Section D(8)(a).

                                       V

          By the affirmative vote or concurrence of the holders of a majority of the outstanding shares of the Corporation, or any class or series thereof, the stockholders may take any action that, but for this Article, would require a two-thirds affirmative vote or concurrence of the holders of the outstanding shares, or of any class or series thereof under the DGCL, subject to the rights of the Preferred Stock set forth herein.

                                      VI

          1. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, a Board of Directors, consisting of not less than three, the exact number to be determined from time to time by resolution of the Board of Directors adopted by a majority of the directors then in office.

          2. The number of directors may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation, but no decrease shall have the effect of shortening the term of any incumbent director.

                                      VII

          The principal office of the Corporation is 1900 Pike Road, Longmont, Colorado 80501-6700.

                                     VIII


          No contract or any other transaction between the Corporation and one or more of its directors or any other corporation, partnership, joint venture, trust, association, other entity, or employee benefit plan in which one or more of the Corporation's directors or officers are directors or officers or are in any similar managerial or fiduciary position or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors or officers are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose, so long as such contract or transaction satisfies the requirements set forth in Section 144 of the DGCL, as the same may be amended and supplemented.

                                      IX

          A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

          Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

                                       X

          Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by
                                                          ----------
reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys, fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however,
                                                           --------  -------
that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the
                                                --------  -------
General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

          The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

                                      XI

          Subject to the rights of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

                                      XII

          As used in this Amended and Restated Certificate of Incorporation of the Company, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

          (a)  "Affiliate" of any specified person means any other person which,
                ---------
     directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified person. For the purposes of this definition, "control" when used with respect to any person means the
                       -------
     power to direct or cause the direction of the management or policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling"
                                                                 -----------
     and "controlled" have meanings correlative to the foregoing.
          ----------

          (b)  "Board" means the Board of Directors of the Corporation.
                -----

          (c)  "Business Day" means a day that is not a Saturday, a Sunday or a
                ------------
     day on which banking institutions in the State of New York are not required to be open. Unless specifically stated as a Business Day, all days referred to herein shall mean calendar days.

          (d)  "Capital Stock" means, with respect to any person, any and all
                -------------
     shares, partnership interests, participations, rights in, or other equivalents (however designated and whether voting or nonvoting) of, such person's capital stock.

          (e)  "CapRe" means American High-Income Trust, a Massachusetts
                -----
     business trust, American Variable Insurance Series Asset Allocation Fund, a Massachusetts business trust, American Variable Insurance Series Bond Fund, a Massachusetts business trust, American Variable Insurance Series High-Yield Bond Fund, a Massachusetts business trust, and Bond Fund of America, Inc., a Maryland corporation, collectively.

          (f)  "Closing Date" shall have the meaning set forth in the Recap
                ------------
     Agreement.

          (g)  "Closing Price" of any common stock on any day shall mean the
                -------------
     last reported sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way of the common stock in each case on the New York Stock Exchange, or, if the common stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange or quotation system on which the common stock is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the common stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or, if not so available in such manner, as furnished by any New York Stock Exchange member firm selected from time to time by the Board for that purpose, or, if not so available in such manner, as determined by the Board for that purpose in good faith, whose determination shall be conclusive.

          (h)  "Common Stock" means the Common Stock, par value $.001 per share,
                ------------
     of the Corporation.

          (i)  "Corporation" has the meaning set forth in the first paragraph
                -----------
     hereto.

          (j)  "DGCL" means the Delaware General Corporation Law.
                ----

          (k)  "Director" means a member of the Board.
                --------

          (l)  "Existing Stock Option Plan" shall have the meaning specified in
                --------------------------
     the Recap Agreement.

          (m)  "FCC Approval" means a determination of the Federal
                ------------
     Communications Commission approving of or consenting to the transfer of control of the Company to the extent required under the terms of, or rules and regulations governing, the FCC Licenses, without any condition materially adverse to any of the Company, MS, CapRe and ITT.

          (n)  "FCC Licenses" means the following three licenses held by the
                ------------
     Company: Earth Station, Longmont, Colorado (No. E950498); Earth Station Fairbanks, Alaska (No. E950499); and Sparce Station 21/22-DSSP-93; 43-DSS-LA-94(2); and 52-SAT-AMEND-95, authorized August 1, 1995.

          (o)  "Fully-Diluted Shares" means the number of shares of Common Stock
                --------------------
     issued and outstanding assuming the exercise of all outstanding options, warrants and rights to acquire, and the conversion of any securities convertible into, shares of Common Stock, whether or not then vested or exercisable. When calculating the percentage of the Fully-Diluted Shares owned by a specified person, such person shall be deemed to own all shares of Common Stock beneficially owned by such person assuming the exercise of all outstanding options, warrants and rights to acquire, and the conversion of any securities convertible into, shares of Common Stock, whether or not then vested or exercisable.

          (p)  "High Yield Financing" means the issuance of high-yield
                --------------------
    securities yielding net proceeds to the Corporation (after the setting aside of cash to preferred interest and the payment of fees, expenses and other costs associated with such issuance) of up to $125,000,000, such securities to be secured by the Satellite Insurance, the terms and conditions of which insurance are summarized in Exhibit 5.5 to the Recap Agreement, for the purpose of funding the Corporation's operations through successful launch and commercially viable operation of each of QuickBird 1 and QuickBird 2, or any successor to such satellite.

          (q)  "Initial Public Offering" means the consummation of the first
                -----------------------
    sale of shares of Common Stock for cash by the Company or by one or more stockholders, in an underwritten public offering registered under the Securities Act following the date hereof.

          (r)  "ITT" means ITT Industries, Inc., an Indiana corporation.
                ---

          (s)  "MS" means Morgan Stanley & Co., Incorporated, a Delaware
                --
     corporation.

          (t)  "New Equity Plan" shall have the meaning specified in the Recap
                ------------
     Agreement.

          (u)  "Odetics Warrant" shall have the meaning specified in the Recap
                ---------------
Agreement.

          (v)  "Permitted Transferee" has the meaning set forth in the
                --------------------
Stockholders' Agreement.

          (w)  "person" means any individual, corporation, limited liability
                -----
corporation, partnership, joint venture, association, business trust, joint-stock corporation, trust, unincorporated organization or government or agency or political subdivision thereof.

          (x)  "Preferred Stock" means shares of the Series A Preferred Stock,
                ---------------
the Series B Preferred Stock and/or the Series C Preferred Stock.

          (y)  "Recap Agreement" means that certain Recapitalization Agreement,
                ---------------
dated as of April 5, 1999, by and among the Corporation, MS, CapRe, ITT and certain others, setting forth the terms and conditions of a proposed investment by each of MS, CapRe, ITT and certain others in shares of common stock and preferred stock of the Corporation in connection with the proposed recapitalization of the Corporation.

          (z)  "Satellite Insurance" has the meaning set forth in Article I of
                -------------------
the Recap Agreement.

          (aa) "Securities Act" means the Securities Act of 1933, as amended.
                --------------

          (bb) "Series A Preferred Stock" has the meaning set forth in Article
                ------------------------
IV, Section B(l).

          (cc) "Series B Preferred Stock" has the meaning set forth in Article
                ------------------------
IV, Section C(l).

          (dd) "Series C Preferred Stock" has the meaning set forth in Article
                ------------------------
IV, Section D(I).

          (ee) "Stock Exchange" with respect to shares of capital stock, shall
                --------------
mean the principal national securities exchange or quotation system on which such evidences of indebtedness or shares of capital stock are listed or admitted to trading or quoted.

          (ff) "Stockholders' Agreement" means that certain Stockholders'
                -----------------------
Agreement, dated as of April 5, 1999, by and among the Corporation, MS, CapRe, ITT and certain others.

          (gg) "Subsidiary" of any person means another person, an amount of
                ----------
the voting securities, other voting ownership or voting partnership or membership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned or controlled directly or indirectly by such person.

          (hh) "Trading Day" means a day on which securities are traded or
                -----------
quoted on the national securities exchange or quotation system or in the over-the-counter market used to determine the Closing Price.

          (ii) "Waterstone Agreement" shall have the meaning specified in the
                --------------------
Recap Agreement.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          In Witness Whereof, the party hereto has fully executed this Certificate as of the date first written below.

Dated: April 7, 1999

                                          EarthWatch Incorporated

                                          By: /s/ Herbert F. Satterlee, III
                                             -------------------------------
                                             Name:  Herbert F. Satterlee, III
                                             Title: President and Chief
                                                    Executive Officer

     [SIGNATURE PAGE TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION]

                  CERTIFICATE OF CORRECTION FILED TO CORRECT
                  A CERTAIN ERROR IN THE AMENDED AND RESTATED
                  CERTIFICATE OF INCORPORATION OF EARTHWATCH
                       INCORPORATED FILED IN THE OFFICE
                         OF THE SECRETARY OF STATE OF
                          DELAWARE ON APRIL 8, 1999.

EarthWatch Incorporated, a Delaware corporation (the "Company"), certifies pursuant to Section 103(f) of the General Corporation Law of the State of Delaware that:

1    The name of the corporation is EarthWatch Incorporated.

2. The Company filed on April 8, 1999, an Amended and Restated Certificate of Incorporation of EarthWatch Incorporated (the "Restated Certificate").

3. The inaccuracy or defect of the Restated Certificate is to be corrected as follows: the reclassification ratios for the Company's Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are incorrect.

4. The first paragraph of Article IV, Section 1 of the Restated Certificate is corrected to read as follows:

          "1. The Corporation is authorized to issue a total of One Hundred Forty-five Million (145,000,000) shares, which shall consist of (i) One Hundred Million (100,000,000) shares of common stock, par value of $0.001 per share ("Common Stock"), and (ii) Forty-five Million (45,000,000) shares of preferred stock, with a par value of $0.001 per share. Effective as of the time this Amended and Restated Certificate of Incorporation the (the "Restated Certificate") is filed with the Secretary of State of the State of Delaware (the "Effective Time"), each share of the Corporation's Common Stock, par value $0.001, issued and outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the respective holders thereof, be reclassified into .210202 shares of 8.5% Cumulative Convertible Redeemable Preferred Stock Due 2009, Series C, par value $0.001, as described herein (the "Series C Preferred Stock"); each share of the Corporation's Series A Preferred Stock, par value $0.001, issued and outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the respective holders thereof, be reclassified into .441160 shares of Series C Preferred Stock; each share of the Corporation's Series B Preferred Stock, par value $0.001. issued and outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the respective holders thereof, be reclassified into .441160 shares of Series C Preferred Stock; each share of the Corporation's Series C Preferred Stock par value $0.001, issued and outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the respective holders thereof, be reclassified into .441160 shares of Series C Preferred Stock; and each share of the Corporation's Series D Preferred stock, par value $0.001, issued and outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the respective holders thereof, be converted into .441160 shares of Series C Preferred Stock; provided, however, the Corporation shall issue no fractional shares of such Series C Preferred Stock, but shall instead pay to any stockholder who would be entitled to receive a fractional share as a result of the actions set forth herein a sum in cash equal to the fair market value of such fractional share."

     All other terms and provisions of the Restated Certificate shall remain in full force and effect following such amendment.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                       2.

     IN WITNESS WHEREOF, said EarthWatch Incorporated has caused this Certificate to be signed by Herbert F. Satterlee III, its Chief Executive Officer and President, this 12th day of July, 1999.


                                  By: /s/ Herbert F. Satterlee III
                                      --------------------------------------
                                      Herbert F. Satterlee III, Chief Executive
                                      Officer and President